SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Gentherm Incorporated
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Gentherm Incorporated

21680 Haggerty Road

Suite 101

Northville, Michigan 48167

NOTICE OF ANNUAL MEETING

Dear Shareholder:

On Thursday, May 16, 2013, Gentherm Incorporated (the “Company,” “Gentherm,” “we” or “us”), will hold its 2013 Annual Meeting at the Company’s offices located at 21680 Haggerty Road, Suite 101, Northville, Michigan 48167. The meeting will begin at 9:30 a.m. (local time).

Only holders of the Company’s common stock at the close of business on the record date, April 8, 2013, are eligible to vote at the Annual Meeting or any adjournments or postponements that may take place. At the Annual Meeting, the Company’s shareholders will be asked to consider and act on the following matters:

1.         The election of directors to the Board of Directors;

2.         The ratification of the appointment of Grant Thornton LLP to act as the Company’s independent registered public accounting firm for the year ended December 31, 2013;

3.         The approval, on an advisory basis, of the Company’s executive compensation;

4.         The approval of the proposed Gentherm Incorporated 2013 Equity Incentive Plan, covering 3,500,000 shares of our common stock; provided that, if such plan is approved, the shares of our common stock that remain available for issuance under the Gentherm Incorporated 2006 Equity Incentive Plan and the Gentherm Incorporated 2011 Equity Incentive Plan, totaling 2,315,578 shares in the aggregate, will be automatically reduced to zero; and

5.         Such other business as may properly be presented at the meeting or any adjournment or postponement thereof.

All shareholders are cordially invited to attend the meeting. Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy and return it in the prepaid envelope as promptly as possible to ensure your representation at the meeting.

A copy of our 2012 Annual Report, which includes audited financial statements for the year ended December 31, 2012, is being mailed with this Proxy Statement. We expect that this Proxy Statement and accompanying proxy will be first sent or given to shareholders on or about April 22, 2013.

By order of the Board of Directors,

Kenneth J. Phillips
Secretary

April 22, 2013

QUESTIONS AND ANSWERS

Q:	What am I voting on?

A:	You are being asked by the Board of Directors to vote on four items:

Proposal 1: The election of directors to the Board of Directors. The election is described on page 5 and information about the nominees can be found beginning on page 16.

Proposal 2: The ratification of the appointment of Grant Thornton LLP to act as the Company’s registered independent accountants for the year ended December 31, 2013. The ratification is described beginning on page 6.

Proposal 3: A proposal to approve, on an advisory basis, the compensation of our named executive officers. This proposal is described beginning on page 7.

Proposal 4: A proposal to approve Gentherm Incorporated 2013 Equity Incentive Plan. This proposal is summarized beginning on page 8.

Q:	How does the Board of Directors recommend I vote?

A:	The Board of Directors recommends a vote

(i) FOR each of its nominees to serve on the Board of Directors;

(ii) FOR the ratification of the appointment of Grant Thornton LLP as our registered independent accountants for the year ended December 31, 2013;

(iii) FOR the approval, on an advisory basis, of the compensation of our named executive officers; and

(iv) FOR the approval of the Gentherm Incorporated 2013 Equity Incentive Plan.

Q:	Who is entitled to vote?

A:	Only holders of the Company’s common stock at the close of business on the record date, April 8, 2013, are eligible to vote at the Annual Meeting.

Q:	How do I vote?

A:	Complete, sign and date each proxy card you receive and return it in the prepaid envelope so that we receive it before the meeting, or, if you are the registered owner of the shares on the record date, April 8, 2013, attend the meeting and vote in person. If you hold your shares through a broker, bank or other nominee and want to vote such shares in person at the Annual Meeting, you must obtain a proxy from your broker, bank or other nominee giving you the power to vote such shares and bring such proxy to the Annual Meeting.

Q:	If I return a proxy card, can I revoke my proxy?

A:	You have the right to revoke your proxy at any time before the meeting by notifying the Company of your revocation or by returning a later-dated proxy card to the Company. If you wish to revoke your proxy, notification or a later-dated proxy card must be sent to Kenneth J. Phillips, Secretary of Gentherm Incorporated, 21680 Haggerty Road, Suite 101, Northville, Michigan 48167, and received by Mr. Phillips no later than 5:00 p.m. Eastern Daylight Time on May 15, 2013.

Your attendance at the meeting will not have the effect of revoking any proxy you have given unless you give written notice of revocation to Mr. Phillips before the proxy is voted.

Q:	How do I make sure my vote is counted?

A:	Whether or not you plan to attend the meeting, complete, date and sign each proxy card you receive and return it as promptly as possible so it is received before the meeting. In the absence of instructions, shares represented by valid proxies will be voted as recommended by the Board of Directors or, if the Board of Directors gives no recommendation, then in the discretion of the proxy holders.

Q:	What does it mean if I get more than one proxy card?

A:	If your shares are registered differently or are in more than one account, you may receive more than one proxy card. Sign and return all proxy cards to ensure that all your shares are voted. Whenever possible, we encourage you to have all accounts registered in the same name and address. You can accomplish this by contacting our transfer agent, Computershare Limited, in writing at P.O. Box 43021, Providence, Rhode Island 02940 or (800) 962-4284.

Q:	Can two or more shareholders sharing an address receive only one copy of proxy materials and Company’s annual report in the future?

A.	If you and another shareholder share an address, you can request that only one copy of all future deliveries of proxy materials and the Company’s annual report be delivered to such address by contacting Computershare Limited at P.O. Box 43021, Providence, Rhode Island 02940 or (800) 962-4284. Alternatively, if you and another shareholder sharing an address are receiving only one copy of proxy materials or the Company’s annual report but you wish to each receive separate copies of such items, contact Computershare Limited at the address or telephone number above. Upon request, the Company will promptly send you a separate copy of such materials.

Q:	What vote is required for each of the four proposals?

A:	As of the record date, April 8, 2013, 33,425,765 shares of the Company’s common stock were issued and outstanding. Each common stockholder is entitled to one vote for each share held. A quorum must be established before the voting may proceed. For a description of a “quorum,” please see “What is a quorum?” below.

Proposal 1: With respect to the election of directors, the nine nominees who receive the most votes will be elected directors. Withheld votes and broker non-votes will have no effect on the outcome of the vote.

Proposal 2: The affirmative vote of a majority of the votes cast at the Annual Meeting with respect to this proposal will be necessary to ratify the appointment of Grant Thornton LLP to act as our registered independent accountants for the year ended December 31, 2013. Abstentions will have the same effect as a vote against the matter. Broker non-votes will have no effect on the outcome of the vote.

Proposal 3: The affirmative vote of a majority of the votes cast at the Annual Meeting with respect to this proposal will be necessary to approve, on an advisory basis, the compensation of our named executive officers. Abstentions will have the same effect as a vote against the matter. Broker non-votes will have no effect on the outcome of the vote.

Proposal 4: The affirmative vote of a majority of the votes cast at the Annual Meeting with respect to this proposal will be necessary to approve the Gentherm Incorporated 2013 Equity Incentive Plan. Abstentions will have the same effect as a vote against the matter. Broker non-votes will have no effect on the outcome of the vote.

Other Matters: If any other matter is properly submitted to the shareholders at the Annual Meeting, its adoption will generally require the affirmative vote of a majority of the votes cast at the Annual Meeting. The Board of Directors does not propose to conduct any business at the Annual Meeting other than as stated above.

Although the advisory vote in Proposals 2 and 3 are not binding on the Company, the Board of Directors will take your vote into consideration in determining future activities.

Q:	What is a “quorum”?

A:	A “quorum” is a majority of the outstanding shares entitled to vote. In order to transact business at the Annual Meeting, a quorum must be present. For determining whether a quorum is present, shares represented at the Annual Meeting in person or by proxy are treated as present. Abstentions, withheld votes and broker non-votes will be counted in determining the number of shares present or represented by proxy in determining whether a quorum is present.

Q:	Can I cumulate my votes for directors?

A:

In accordance with the Company’s Articles of Incorporation and Bylaws, you may cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of your shares) for directors if you give timely notice to the Company, meaning not later than the close of business on the 30th day nor earlier than the 60th day prior to the first anniversary of the preceding year’s annual meeting. Furthermore, you may only cumulate votes if the nominee’s or nominees’ names you wish to vote for were placed in nomination prior to the commencement of voting.

In the event a shareholder gives timely and proper notice of his, her or its intention to cumulate votes for directors, such shareholder will be entitled to cast a number of votes equal to the number of shares held multiplied by nine (the number of directors to be elected). The shareholder may decide to cast these votes for a single nominee or to distribute such votes among two or more nominees. If any shareholder cumulates votes for directors, every other shareholder will also be entitled to cumulate votes for directors.

We did not receive timely notice from any shareholder that he, she or it intends to cumulate votes at the Annual Meeting.

Q:	How will voting on any other business be conducted?

A:	Although we do not know of any business to be considered at the Annual Meeting other than those items described in this Proxy Statement, if any other business is presented at the Annual Meeting, a signed proxy card gives authority to Daniel R. Coker, President and Chief Executive Officer of the Company, and Kenneth J. Phillips, Secretary of the Company, to vote on such matters at their discretion, to the extent permitted by law. Specifically, proxies solicited by this Proxy Statement may be voted by Mr. Coker and Mr. Phillips in favor of any motion to adjourn or postpone the Annual Meeting for a specific time or indefinitely.

Q:	When are shareholder proposals for the 2014 Annual Meeting due?

A:	All shareholder proposals and nominations to be considered for inclusion in next year’s proxy statement and form of proxy must be submitted in writing to Kenneth J. Phillips, Secretary of Gentherm Incorporated, 21680 Haggerty Road, Suite 101, Northville, Michigan 48167 by December 23, 2013. We must receive notice at the same address by February 15, 2014 of all shareholder proposals and nominations to be presented at the 2014 Annual Meeting but not included in next year’s proxy statement and form of proxy. Any proposal must comply with federal securities laws.

Q:	Who is soliciting my proxy?

A:	This solicitation is being made by the Board of Directors on behalf of the Company.

Q:	Is this Proxy Statement available on the Internet?

A:	This Proxy Statement is available, free of charge, at the Company’s website www.Gentherm.com and at the following website: www.edocumentview.com/THRM; however, the only means by which you are able to deliver your proxy is by dating and signing your proxy card and returning it as promptly as possible so it is received before the Annual Meeting.

Q:	Who bears the cost of this proxy solicitation, and are there any paid solicitors?

A:	The Company bears the entire cost of soliciting proxies in the enclosed form. We may supplement our solicitation of proxies by mail with telephone, e-mail or personal solicitation by our officers or other regular employees. In such case, we would expect our Chief Executive Officer and/or Chief Financial Officer to oversee such supplemental solicitation. We will not pay any additional compensation to any of our employees for their supplemental solicitation services. We have also hired Computershare Limited and Broadbridge Financial Solutions to assist in the distribution of proxy materials for total fees of approximately $15,000, plus estimated out-of-pocket expenses of approximately $5,000. We also reimburse brokerage houses and other custodians, nominees and fiduciaries upon request for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

MATTERS TO BE VOTED ON

Proposal 1: Election of Directors

There are nine nominees for election to the Board of Directors of the Company:

Lewis Booth

Francois Castaing

Daniel Coker

Sophie Desormière

Maurice Gunderson

Oscar B. Marx III

Carlos Mazzorin

Franz Scherer

Byron Shaw

Information about each nominee can be found beginning on page 16.

Vote Required

With respect to the election of directors, the nine nominees who receive the most votes will be elected directors. Withheld votes and broker non-votes will have no effect on the outcome of the vote.

The Board of Directors unanimously recommends a vote FOR each of the nominees.

Proposal 2: Ratification of Appointment of Grant Thornton LLP

Our Audit Committee has appointed Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2013, and the Board of Directors and the Audit Committee recommend that the shareholders ratify this appointment.

Although there is no requirement that the appointment of Grant Thornton LLP be terminated if the ratification fails, the Audit Committee will consider the appointment of other registered independent accounting firms if the shareholders choose not to ratify the appointment of Grant Thornton LLP. The Audit Committee may terminate the appointment of Grant Thornton LLP as our independent registered public accounting firm without the approval of shareholders whenever the Audit Committee deems such termination appropriate.

Grant Thornton LLP, acting as our independent registered public accounting firm, have reported on our December 31, 2012 financial statements in our 2012 Annual Report, which was filed with the SEC on Form 10-K on March 15, 2013, and have served as our independent registered public accounting firm for six years. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement at the meeting if he or she desires to do so. The representative will also be available to respond to appropriate questions.

It is the Audit Committee’s policy and practice to review and approve in advance all services, audit and non-audit, to be rendered by the Company’s independent registered public accounting firm. The Audit Committee does not delegate this responsibility or any other committee function to Company management. If a product or service arises that was not already pre-approved, the Audit Committee has delegated to the Chairman of the Audit Committee the authority to consider and pre-approve such services between quarterly meetings of the Audit Committee. In pre-approving all audit services and permitted non-audit services, the Audit Committee or a delegated member must consider whether the provision of the permitted non-audit services is consistent with maintaining the independence of the Company’s independent registered public accounting firm. Any interim approvals granted by the Chairman of the Audit Committee are reported to the entire Audit Committee at its next regularly scheduled meeting. Fees billed by Grant Thornton LLP for 2012 and 2011 (in thousands), all which were approved by the Audit Committee in accordance with its established policies and procedures, were as follows:

	2012	2011
Audit Fees	$1,007	$705
Audit-Related Fees	120	183
Tax Fees	—	35
All Other Fees	162	454

	$1,289	$1,377

The Company’s independent registered public accounting firm does not generally provide tax compliance, tax advice and tax planning services to the Company. A separate firm has been engaged by the Company to provide such services. In the above table, in accordance with the SEC’s definitions and rules, “Audit Fees” are fees that we paid to Grant Thornton LLP for the audit of our annual financial statements and review of our quarterly financial statements as well as the audit of our internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects; for the attestation of management’s report on the effectiveness of internal control over financial reporting; and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements. “Audit-Related Fees” are fees for assurance and related services that are reasonably related to the performance of the services described in the definition of Audit Fees. During 2011, our independent registered public accounting firm was engaged to provide an analysis of the tax implications of our acquisition of W.E.T. Automotive Systems AG and fees for such services comprise the “Tax

Fees” included in the above table. The Other Fees paid to our independent registered public accounting firm during 2012 relate to an investigation of a potential merger and during 2011 relate to due diligence in connection with the acquisition of W.E.T.

Vote Required

The affirmative vote of a majority of the votes cast at the Annual Meeting with respect to this proposal will be necessary to ratify the appointment of Grant Thornton LLP to act as our independent registered public accounting firm for the year ended December 31, 2013. Abstentions will have the same effect as a vote against the matter. Broker non-votes will have no effect on the outcome of the vote.

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2013.

Proposal 3: Advisory Vote on Named Executive Officer Compensation

Our Board of Directors requests that shareholders provide advisory, non-binding, approval of the compensation of our named executive officers, as disclosed in this Proxy Statement in accordance with the SEC’s rules (commonly known as a “say-on-pay” proposal). We recognize the interest our shareholders have in the compensation of our executives and we are providing this advisory proposal in recognition of that interest and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act.

As described in detail under the heading “Executive Compensation – Compensation Discussion and Analysis,” beginning on page 34, our named executive officer compensation program is designed to attract, motivate, and retain our named executive officers, who are critical to our success, and ensure alignment of the interests of such persons with our shareholders. Under this program, our named executive officers are rewarded for their service to the Company, the achievement of specific performance goals and the realization of increased shareholder value. We believe our named executive officer compensation programs also are structured appropriately to support our business objectives, as well as to support our culture. The Compensation Committee regularly reviews the compensation programs for our named executive officers to ensure the fulfillment of our compensation philosophy and goals.

Please read the “Executive Compensation – Compensation Discussion and Analysis,” beginning on page 34, and the named executive officer compensation tables, beginning on page 38, for additional details about our named executive officer compensation program, including information about the target and earned compensation of our named executive officers in 2012.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. We value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Vote Required

The affirmative vote of a majority of the votes cast at the Annual Meeting with respect to this proposal will be necessary to approve, on an advisory basis, the compensation of our named executive officers. Abstentions will have the same effect as a vote against the matter. Broker non-votes will have no effect on the outcome of the vote.

The Board of Directors unanimously recommends a vote FOR the approval of the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

Proposal 4: Approval of the Gentherm Incorporated 2013 Equity Incentive Plan

The stockholders are being asked to approve the Gentherm Incorporated 2013 Equity Incentive Plan (the “2013 Plan” or the “Plan”). The Plan permits the granting of the following types of “Awards”: (1) stock options, including both nonqualified options and incentive options (“Options”), (2) stock appreciation rights (“SARs”), (3) restricted stock and restricted stock units (“RSUs”), (4) performance-based shares (“Performance Shares”), and (5) other awards which are denominated or payable in, valued by reference to, or otherwise based on our common stock, including rights to make an outright purchase of unrestricted or restricted stock (“Other Stock-Based Awards”). Awards may only be issued to key employees, outside directors, consultants and advisors of the Company and its subsidiaries. Awards of restricted stock, RSUs, Performance Shares and Other Stock-Based Awards are referred to herein as “Full Value Awards.” Unlike Options and SARs, a recipient of a Full Value Award receives, in most cases, the entire value of the underlying shares at the time the Award is granted. Awards of Options and SARs, on the other hand, typically provide the recipient with value only upon an increase in the market price of the underlying shares.

The Board of Directors believes that it is in the best interest of the Company and its shareholders for the Company to be in a position to offer Awards to key employees, outside directors, consultants and advisors in accordance with the terms of the Plan. Such Awards provide incentive to such key individuals to make significant and extraordinary contributions to our long-term performance and growth. In addition, such awards align the interests of key employees, outside directors, consultants and advisors with the interests of our shareholders and help us attract and retain key individuals with exceptional ability. As of April 1, 2013, there remained 2,315,578 shares of our common stock available for Awards to be granted under the Company’s existing equity incentive plans (2,307,000 shares under the Gentherm Incorporated 2011 Equity Incentive Plan (the “2011 Plan”) and 8,578 shares under the Gentherm Incorporated 2006 Equity Incentive Plan (the “2006 Plan”)). Also as of April 1, 2013, of the 2,315,578 shares of our common stock available for Awards to be granted under the 2011 Plan and the 2006 Plan, 111,160 shares were available for issuance as Full Value Awards (110,744 shares under the 2011 Plan and 416 shares under the 2006 Plan). No shares are available for issuance under any other equity incentive plan of the Company. The Board of Directors has adopted contingent amendments to the 2011 Plan and the 2006 Plan that provide for reductions in the number of shares available for future Awards under the 2011 Plan and the 2006 Plan to zero if the 2013 Plan is approved by the stockholders. In addition, the Board of Directors adopted a resolution that prohibits any Awards under the 2011 Plan or the 2006 Plan until the stockholders vote on the proposal to approve the 2013 Plan. No Awards have been made under the 2011 Plan or the 2006 Plan since April 1, 2013 and, as noted above, if the 2013 Plan is approved, no further Awards will be made under the 2011 Plan or the 2006 Plan.

As a result, if the 2013 Plan is approved, (1) none of the 2,315,578 shares of common stock currently available for issuance under either the 2011 Plan or the 2006 Plan would be available for issuance as future awards and (2) there would be available for issuance under the 2013 Plan a number of shares of common stock

(the “Share Limit”) equal to the sum of (i) 3,500,000 shares, plus (ii) the number of shares of common stock of the Corporation that, as of the effective date of the Plan, are subject to awards granted under the 2006 Plan or the 2011 Plan and that, on or after the effective date of the Plan, expire or are terminated, surrendered or canceled without the delivery of any shares of Stock in the case of options, or are forfeited or reacquired by the Corporation, in accordance with the terms of the relevant plan, in the case of unvested restricted stock awards. Under the terms of the 2013 Plan, Full Value Awards shall count against the Share Limit as 1.58 shares of common stock for each share of common stock covered by such Awards and all Options and SARs shall count against the Share Limit as 1.00 share of common stock for each share of common stock covered by such Awards.

The Board of Directors believes that the adoption of the 2013 Plan is necessary and appropriate.

The full text of the 2013 Plan is set forth on Appendix A to this Proxy Statement. The material features of the Plan are summarized below, but each shareholder should review the Plan itself for a full understanding of its contents.

Administration; Plan Participants

The Plan authorizes a “Committee” (which will be comprised of the Compensation Committee of the Board of Directors, unless the Board of Directors determines otherwise) to interpret the Plan, to promulgate, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for its administration. Unless otherwise determined by the Board of Directors, the Compensation Committee’s determinations and interpretations under the Plan will be binding on participants. Under the Plan, the Company has agreed to indemnify the Compensation Committee members for reasonable expenses incurred in connection with the defense of any action, suit or proceeding involving any action or failure to act with respect to the Plan (other than matters where the Compensation Committee member is determined to have acted in bad faith).

Participants are chosen by the Compensation Committee from among those individuals who are or who become key employees (including officers and directors), outside directors, consultants and advisors who, in the judgment of the Compensation Committee, are or will become responsible for the Company’s direction and financial success. The Compensation Committee determines those eligible participants or classes of participants to be granted Awards, the type of Award and the amounts, terms and conditions of the Awards.

Amendment or Termination of the Plan

The Plan may be terminated or amended at any time by the Board of Directors. Unless sooner terminated, the Plan will terminate 10 years after its approval by the shareholders, and no Awards may be awarded under the Plan thereafter. The termination of the Plan will not affect the validity of any Award outstanding on the date of termination.

For purposes of conforming to any changes in applicable law or governmental regulations, or for any other lawful purpose, the Board of Directors has the right, with or without approval of the Company’s shareholders, to amend or revise the terms of the Plan at any time; however, no such amendment or revision can (i) with respect to the Plan, increase the maximum number of shares in the aggregate which are subject to the Plan or with respect to which Awards may be made to individual participants (other than anti-dilution adjustments), materially change the class of persons eligible to be participants under the Plan or establish additional and different business criteria on which performance share goals are based without approval or ratification of the Company’s shareholders; or (ii) with respect to an Award previously granted under the Plan, except as otherwise specifically provided in the Plan, alter or impair any such Award without the consent of the holder thereof.

Maximum Awards

Subject to adjustment as described below, the Share Limit (i.e., the number of shares of common stock available for issuance under the 2013 Plan) is equal to the sum of (i) 3,500,000 shares, plus (ii) the number of shares of common stock of the Corporation that, as of the effective date of the Plan are subject to awards granted under the 2006 Plan or the 2011 Plan and that, on or after the effective date of the Plan, expire or are terminated, surrendered or canceled without the delivery of any shares of Stock in the case of options, or are forfeited or reacquired by the Corporation, in accordance with the terms of the relevant plan, in the case of unvested restricted stock awards. Under the terms of the 2013 Plan, Full Value Awards shall count against the Share Limit as 1.58 shares of common stock for each share of common stock covered by such Awards and all Options and SARs shall count against the Share Limit as 1.00 share of common stock for each share of common stock covered by such Awards.. The aggregate fair market value (determined at the time an incentive option is granted) of shares with respect to which incentive options are exercisable for the first time by any individual during any calendar year cannot exceed $100,000. The amount of cash and the value of any property paid to any individual during any calendar year in settlement of a Performance Share cannot exceed $2,000,000.

The Compensation Committee, in its discretion, may adjust the number of shares which may be made the subject of new Awards or are then subject to outstanding Awards, the option price with respect to each outstanding stock option, the grant value with respect to outstanding SARs, the aggregate number of shares available at any time under the Plan to reflect such events as a stock split, stock dividend, or other extraordinary corporate event. The total number of Awards that may be granted under the Plan cannot presently be determined. In addition, nothing in the Plan prevents the Company from adopting or continuing in effect other or additional compensation arrangements.

Awards

Awards granted under the Plan will be evidenced by a written agreement between the Company and each participant, which will be in accordance with the Plan and may contain restrictions and limitations that do not violate the terms of the Plan. Subject to the terms of the Plan, the Compensation Committee may grant a participant one or more of the following Awards and any combination thereof:

Stock Options and SARs

The Compensation Committee in its discretion may grant either incentive options meeting the definition of incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (“Code”) or nonqualified options not meeting such definition, or any combination of incentive and nonqualified options. The option price for incentive options may not be less than 100% (110% for a participant owning 10% or more of our voting stock) of the fair market value of the common stock on the grant date. The option price for nonqualified options may not be less than 100% of the fair market value of the common stock on the grant date. Incentive options may only be granted to an employee of the Company or any of the subsidiaries in which the Company owns directly or indirectly 50% or more of the combined voting power of all classes of its stock.

SARs may be granted in conjunction with or independent of any stock option granted under the Plan. A SAR granted in conjunction with a stock option may either be an alternative right or an additional right. The exercise of a SAR granted as an alternative right will terminate the stock option to the extent of the number of shares with respect to which the SAR is exercised and vice versa. For SARs granted as an additional right, both the SAR and the stock option may be exercised. Upon exercise of a SAR, a participant is generally entitled to receive an amount equal to the difference between the fair market value of the shares with respect to which the participant exercises the SAR at the time of grant and the fair market value of the shares with respect to which the participant exercises the SAR at the time of exercise. This amount may be payable in cash or shares of common stock or any combination thereof.

Incentive options and related SARs are generally nontransferable by a participant other than by will or the laws of descent and distribution. Stock options and SARs will be exercisable, during the lifetime of the participant, only by the participant. However, the Compensation Committee in its discretion may permit the transfer of a nonqualified option or any related or independently granted SAR in limited circumstances.

At the time of exercise, the option price for the exercise of options must be paid in full in cash or, with the consent of the Compensation Committee, in common stock. In the discretion of the Compensation Committee, payment may also be made by (i) the Company retaining from the shares to be delivered upon exercise of the option that number of shares having the fair market value on the date of exercise equal to the option price, or (ii) by delivery of irrevocable instructions to a stock broker to promptly deliver to the Company full payment of the option price of the shares so purchased from the proceeds of the stock broker’s sale of, or loan against, such shares (a “Regulation T Stock Option Exercise”).

Restricted Stock Awards or RSUs

The Compensation Committee may grant restricted stock or RSUs to a participant. Restricted stock and RSUs are nontransferable and will have an established restriction period that may differ for each participant and with respect to all or any portion of the same Award. Participants are entitled to all dividend and voting rights with respect to restricted stock. A participant will have no stock ownership interest as a result of being granted RSUs, but may, in the discretion of the Compensation Committee, receive dividend equivalents on such units. The Compensation Committee may make performance-based restricted stock or RSU awards that condition release of the restrictions on the attainment of one or more performance goals during the restricted period in addition to or in lieu of conditioning the release of restrictions on the continued employment of the participant. The performance goals applicable to a performance-based restricted stock or RSU award must be based on the same criteria as are applicable to Performance Shares permitted under the Plan as described below. Upon a termination of employment or service other than due to death or disability, any restricted stock or RSUs shall be immediately forfeited; provided, however, the Committee may in its discretion accelerate any applicable time-based vesting conditions upon certain qualifying terminations. Unless otherwise determined by the Compensation Committee in the case of a participant who dies or becomes permanently disabled, the restrictions applicable to performance-based restricted stock or RSU awards will lapse only after attainment of the performance goals during the restricted period and written certification by the Compensation Committee that the performance goals and any other material term of the award have been attained or satisfied. If the performance goal has not been attained by the end of the restricted period, the performance-based restricted stock or RSUs will be forfeited. At the expiration of the restricted period, (i) with respect to restricted stock, the Company will deliver stock certificates to the participant or the legal representative of the participant’s estate or, if the shares were previously issued with a legend, the Company will reissue certificates without the legend, and (ii) with respect to RSUs, the Company will pay a participant an amount equal to the fair market value of that number of shares to which such RSU relates. In the discretion of the Compensation Committee, the amount paid with respect to an RSU may be paid in cash, common stock, other property or any combination thereof and may be paid in a lump sum or in installments, currently or on a deferred basis with provision for the payment or crediting of a dividend equivalent or a reasonable rate of interest on installment or deferred payment; provided, however, that the amount of cash and the value of any other property paid to a participant during any calendar year in settlement of a performance-based RSU may not exceed $2,000,000.

Automatic Director Restricted Stock

The Plan provides for each non-employee director (referred to herein as an “outside director”) to be automatically granted upon such director’s initial election or appointment an award of a number of shares of restricted common stock equal to (i) $4,167 (which amount may be modified from time to time by the Committee in its Discretion), multiplied by (ii) the number of full months between the date of such election or appointment and the first anniversary of the last completed annual meeting of the Corporation’s stockholders, and divided by (iii) the closing price of the Corporation’s common stock on such date. In addition, on the date of each annual meeting of the Corporation’s stockholders each outside director then in office is automatically granted an award of a number of shares of restricted common stock equal to $50,000 (which amount may be modified from time to time by the Committee in its Discretion) divided by the closing price of the Corporation’s common stock on such date. The restricted period with respect to each share of restricted stock granted to outside directors pursuant to the foregoing (“Automatic Director Restricted Stock”) lapses on the date of the annual meeting of stockholders held during the calendar year following the date of grant or, if earlier, on the first anniversary of the date of grant, in each case so long as the applicable director remains a director through such date. Such shares of Automatic Director Restricted Stock are forfeited if the applicable director ceases to be a director prior to the date the restrictions with respect to such restricted stock are to lapse, except that if an outside director’s services as a member of the Board terminates because of (1) total disability, (2) death, (3) retirement on or after age 65 and after at least ten years of service as a member of the Board or (4) any other circumstance that the Committee, in its Discretion, deems to be applicable, then all restrictions with respect to such restricted stock immediately lapses upon the occurrence of such event.

Performance Shares

The Compensation Committee may grant to a participant the right to obtain Performance Shares. Unless otherwise determined by the Compensation Committee, rights to obtain Performance Shares are nontransferable. A participant’s right to obtain Performance Shares will be subject to the attainment of one or more pre-established performance goals over a performance period prescribed by the Compensation Committee. The performance goal will be established in writing no later than the earlier of 90 days after the start of a performance period or expiration of the first 25% of the performance period and while the outcome of the performance goal is substantially uncertain. The Compensation Committee, in its discretion, will establish the specific targets and other details of the performance goal. A performance goal must, however, be objective so that a third party with knowledge of the relevant facts could determine whether the goal has been attained. Unless otherwise determined by the Compensation Committee in the case of a participant who dies or becomes permanently disabled, the Performance Shares will be issued to a participant only after the expiration of the performance period and the Compensation Committee has certified in writing that the performance goal and any other material terms of the Award have been satisfied. No participant will have the rights of a shareholder with respect to Performance Shares until their actual issuance.

Other Stock Based Awards

The Compensation Committee may grant participants other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of common stock as are deemed by the Compensation Committee, in its discretion, to be consistent with the purpose of the Plan, provided that such grants must comply with applicable law. Additionally, the Compensation Committee may permit a participant to make a current, outright purchase of common stock, which shares may or may not be subject to any restrictions or conditions, for a price equal to, less than or greater than the then fair market value of the common stock, with the price payable by the participant in such form and manner and at such time as determined by the Compensation Committee in its discretion.

Compliance with Section 162(m) of the Code

Section 162(m) of the Code limits publicly-held companies to an annual deduction for U.S. federal income tax purposes of $1,000,000 for compensation paid to its chief executive officer, chief financial officer and the three highest compensated executive officers (other than the chief executive officer and chief financial officer) determined at the end of each year. However, performance-based compensation may be excluded from this limitation. The Plan is designed to permit the Compensation Committee to grant awards that qualify for purposes of satisfying the conditions of Section 162(m).

Federal Income Tax Consequences

The rules governing the tax treatment of Options, SARs, restricted stock awards, RSUs, Performance Shares and Other Stock-Based Awards, including treatment of stock acquired upon the exercise of an Option or SAR, and the receipt or release from restriction of Performance Shares or other shares, are quite technical. Therefore, the description of the tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, the statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

Incentive options granted pursuant to the Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. If the participant makes no disposition of the shares acquired pursuant to exercise of an incentive option within one year after the transfer of shares to such participant and within two years from the grant of the option, the participant will realize no taxable income as a result of the grant or exercise of such option (except that the alternative minimum tax may apply), and any gain or loss that is subsequently realized upon disposition may be treated as long-term capital gain or loss, as the case may be. Under these circumstances, the Company will not be entitled to a deduction for federal income tax purposes with respect to either the issuance of such incentive options or the transfer of shares upon their exercise.

If shares subject to incentive options are disposed of prior to the expiration of the above time periods, the participant will recognize ordinary income in the year in which the disqualifying disposition occurs, the amount of which will generally be the lesser of (i) the excess of the market value of the shares on the date of exercise over the option price, or (ii) the gain recognized on such disposition. In general, such amount will be deductible by the Company for federal income tax purposes in the same year, as long as the amount constitutes reasonable compensation. In addition, the excess, if any, of the amount realized on a disqualifying disposition over the market value of the shares on the date of exercise will be treated as capital gain.

A participant who acquires shares by exercise of a nonqualified option generally realizes, as taxable ordinary income at the time of exercise, the difference between the exercise price and the fair market value of the shares. In general, such amount will be deductible by the Company in the same year, provided that the amount constitutes reasonable compensation and the Company satisfies certain federal income tax withholding requirements. Subsequent appreciation or decline in the value of the shares on the sale or other disposition of the shares will generally be treated as capital gain or loss.

A participant generally will recognize ordinary income upon the exercise of a stock appreciation right in an amount equal to the amount of cash received and the fair market value of any shares received at the time of settlement of the stock appreciation right, plus the amount of any taxes withheld. Such amount will ordinarily be deductible by the Company in the same year as long as the amounts constitute reasonable compensation and the Company satisfies certain federal income tax withholding requirements.

A participant who is granted a restricted stock award under the Plan is not required to include the value of such shares in ordinary income until the first time such participant’s rights in the shares are transferable or are not subject to substantial risk of forfeiture, whichever occurs earlier, unless such participant timely files an election under Section 83(b) of the Code to be taxed on the receipt of the shares. A participant who is granted RSUs under the Plan is not required to include the value of such RSUs in ordinary income until such time the value of the RSUs is paid to the participant in cash or stock. In the case of either restricted stock or RSUs, the amount of such income will be equal to the fair market value of the shares or RSUs at the time the income is recognized. The Company will ordinarily be entitled to a deduction, in the amount of the ordinary income recognized by the participant, at the same time the participant recognizes such income, as long as the amount constitutes reasonable compensation and the Company satisfies certain federal income tax withholding requirements.

A participant who is granted a performance share Award will generally not recognize any income upon the grant of the Award. The participant will generally recognize as ordinary income the fair market value of the shares or cash transferred upon receipt of the shares by the participant after the completion of the performance period and the attainment of the performance goal, and the Company will generally be entitled to a deduction equal to the fair market value of the shares transferred to the participant at that time as long as the amount constitutes reasonable compensation and the Company satisfies certain federal income tax withholding requirements.

A participant who is permitted to make an outright purchase of unrestricted common stock will recognize ordinary income at the time of purchase if and to the extent the purchase price is less than the fair market value of the common stock on the date of purchase. A participant who is permitted to make an outright purchase of restricted common stock, depending on the nature of the restrictions, will recognize ordinary income at the time the restrictions lapse if and to the extent the then value of the common stock exceeds the price paid by the participant, unless the participant makes an election under Section 83(b) of the Code to measure and recognize any income at the time of purchase. The Company will be entitled to a corresponding deduction equal to the amount of any ordinary income recognized by a participant who makes an outright purchase of common stock, at the time the participant recognizes the ordinary income, provided that such amount constitutes reasonable compensation and the Company satisfies certain federal income tax withholding requirements.

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain covered employees in a taxable year to the extent such compensation exceeds $1,000,000. For this purpose, a covered employee means the Company’s principal executive officer and the Company’s three highest compensated officers (other than the principal executive officer and the principal financial officer). It is possible that compensation attributable to Awards under the Plan to a covered employee, when combined with all other types of compensation received by the covered employee from the Company, may cause this limitation to be exceeded in any particular year. Certain types of compensation, however, including so-called “performance-based compensation,” are disregarded for purposes of the deduction limitation. Compensation attributable to stock options and SARs awarded under the Plan that have an exercise price or base amount not less than the fair market value of the common stock on the grant date should qualify as performance-based compensation under the Plan. Compensation attributable to Performance Shares, performance-based restricted stock awards and performance-based RSUs has also been structured to qualify for the performance-based compensation exclusion to the $1,000,000 deduction limitation.

The foregoing general tax discussion is intended for the information of shareholders considering how to vote with respect to this proposal and not as tax guidance to participants in the Plan. Different tax rules may apply to specific participants and transactions under the Plan.

Withholding Payments

If, upon the grant, exercise, release of restrictions or settlement of or in respect of an Award, or upon any other event or transaction under or relating to the Plan, the Company must pay amounts for federal income or employment tax withholding, in the Compensation Committee’s discretion, either the Company will appropriately reduce the amount of stock, cash or other property to be paid to the participant or the participant must pay such amount to the Company to enable the Company to pay, or reimburse the Company for paying, such income or employment tax withholding. The Compensation Committee may, in its discretion, permit the participant to satisfy such withholding obligations (i) by, in whole or in part, electing to reduce the number of shares of common stock delivered or deliverable by the Company in respect of an Award, (ii) by electing to tender common stock back to the Company subsequent to receipt of such shares in respect of an Award, or (iii) in the case of a Regulation T Stock Option Exercise, by irrevocably instructing the stock broker to promptly deliver (in addition to the option price) an amount equal to such withholding tax from the proceeds of the stock broker’s sale of or loan against some or all of the shares. The Company also may withhold the amount of such taxes from any other sums or property due or to become due to the participant. The Company may also defer issuance of shares under the Plan until payment by the participant to the Company of the amount of any such tax. The

Compensation Committee may make such other arrangements with respect to income or employment tax withholding as it may determine.

Market Value

The market value of the 3,500,000 shares of common stock that would be available for issuance under the Plan is, as of April 1, 2013, $54,705,000. However, the market value of the 2,315,578 shares of common stock that would no longer be available for issuance under the 2011 Plan or the 2006 Plan if the 2013 Plan is adopted is, as of April 1, 2013, $36,192,484. The net of the above amounts is $18,512,516.

Existing Compensation Plan Information

The following table provides information as of December 31, 2012, with respect to our shares of common stock that may be issued under our existing equity compensation plans:

Plan Category	Number of Common Shares to be Issued Upon Exercise of Outstanding Options (a)	Weighted- Average Exercise Price of Outstanding Options (b)	Number of Common Shares Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Common Shares Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders:
2011 Plan:	546,000	$12.77	2,304,000
2006 Plan:	1,291,179	$7.52	8,578
1997 Plan:	292,750	$7.36	—

Total:	2,129,929		2,312,578

As of April 1, 2013, there were 136,445 shares of unvested, restricted stock awards outstanding. The number of shares issued during 2012, 2011 and 2010 in the form of Restricted Stock were 155,280, 39,729 and 2,806, respectively.

Interests of Directors and Executive Officers; New Benefits Under the Plan

All executive officers, non-executive directors, non-executive officers and employees who are deemed to be “key employees” under the Plan will be eligible for Awards under the Plan if the Plan is approved by the shareholders. In addition, each current outside director will be eligible to receive Automatic Director Restricted Stock under the Plan. Consequently, each current director and each current executive officer has a personal interest in the approval of the Plan. However, the actual benefit and number of shares to be issued to the directors, executive officers, non-executive officers and other employees as a result of the Plan cannot be determined at this time because Awards to be made under the Plan have not been determined or granted and are not determinable using an objective formula. Similarly, the benefits or amounts that would have been awarded to directors, executive officers, non-executive officers and employees during the fiscal year ending December 31, 2012, if the Plan had been in effect during such period, are also not determinable.

Vote Required

The affirmative vote of a majority of the votes cast at the Annual Meeting with respect to this proposal will be necessary to approve the Gentherm Incorporated 2013 Equity Incentive Plan. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will have no effect on the outcome of the vote.

The Board of Directors unanimously recommends a vote FOR the approval of the proposed Gentherm Incorporated 2013 Equity Incentive Plan.

BOARD OF DIRECTORS

All directors are elected annually and serve a one-year term until the next annual meeting. Each of the nominees has consented to serve as a director if elected; however, if any nominee is unable or declines to serve, which we do not expect to happen, proxy holders shall vote the proxies in accordance with their best judgment for another qualified nominee. If any of the nominees become unavailable to stand for re-election at the Annual Meeting, the Board of Directors may designate a substitute and proxies not withholding votes for the original nominee will be cast for the substitute. Proxies may not be voted for a greater number of persons to the Board of Directors than the number of nominees named herein.

The following table sets forth certain information regarding the nine nominees for election to the Board of Directors for one-year terms.

Nominees for Election to the Board of Directors

Name	Age	Biographical Information	Director Since
Lewis Booth –Audit Committee –Nominating Committee	64	Retired in 2012 as Executive Vice President and Chief Financial Officer (CFO) for Ford Motor Company. Prior to his appointment to CFO, Mr. Booth held the positions of Chairman and CEO of Ford of Europe as well as President of Ford’s Asia Pacific and Africa Operations. He serves on the Board of Directors of Rolls-Royce Holdings, where he is the Chairman of the Audit Committee, and Mondelez International, where he is a member of the Audit Committee. He also serves as a director of University of Liverpool in America Inc. Mr. Booth, a qualified chartered management accountant, received his Bachelor’s degree from Liverpool University.	2013

Francois J. Castaing –Audit Committee –Nominating Committee	67	Retired in 2000 as technical advisor to the Chairman of DaimlerChrysler Corporation. Prior to his retirement, Mr. Castaing spent thirteen years with Chrysler Corporation in senior vice-presidential positions. From 1980 to 1987, Mr. Castaing was Vice President of Engineering and Group Vice President Product and Quality of American Motors, until Chrysler acquired that company. Mr. Castaing began his career with Renault as Technical Director for Renault Motorsport Programs. He serves on the board of FIRST: For Inspiration and Recognition of Science and Technology, a non-for-profit foundation. Mr. Castaing is a director of publicly-traded TRW Automotive Holdings Corp.	2001

Daniel R. Coker	60	President and Chief Executive Officer of Gentherm since 2003. Mr. Coker joined Gentherm in 1996 as Vice President of Sales and Marketing. Prior to joining Gentherm, Mr. Coker worked with Arvin, Inc. from 1986 through 1995 as Vice President and General Manager of North American Operations. Mr. Coker received his Bachelor’s degree from Tennessee Technological University.	2007

Name	Age	Biographical Information	Director Since
Sophie Desormière –Compensation Committee –Nominating Committee	46	Currently the Group Vice-President-Strategic Marketing and Sales at Solvay, a Belgium-based company and a developer of specialty chemicals. Previously, Ms. Desormière spent 17 years in increasingly responsible positions at Valeo, an independent industrial group focused on the design, production and sale of components, integrated systems and modules for the automotive industry, including Research & Development Product Line Director, Branch Marketing Innovation Director, Group Product Marketing Director and Comfort Enhancement Domain Director. Ms. Desormière is a graduate of the Ecole Nationale Supérieure de Chimie de Paris, the Institut de Formation du Caoutchouc and the Program for Management Development at Harvard Business School.	2012

Maurice E.P. Gunderson –Compensation Committee –Nominating Committee	61	Managing Member of the consulting firm Shingebiss, LLC. Previously, Mr. Gunderson spent 15 years as the co-founder and Managing Director of Nth Power, a venture capital firm specializing in investments emerging from the global restructuring of the energy industry and four years at CMEA Capital, a San Francisco based venture capital firm. Mr. Gunderson received a B.A. and M.S. in mechanical engineering from Oregon State University and an M.B.A. from Stanford University. Mr. Gunderson is a director of the following privately-held companies: Contour Energy, Inc., Scion-Sprays Ltd., Runway Capital Management, Radiant Capital Management and DPGC, Inc.	2007

Oscar B. Marx, III	74	Chairman of the Board of Directors since 1999 and Interim Chief Executive Officer of the Company from October 2001 through March 2003. Mr. Marx served as President and CEO of TMW Enterprises, Inc., a private investment firm located in Troy, Michigan, from 1995 to 2001. In 1994, Mr. Marx was President and Chief Executive Officer of Electro-Wire Products (predecessor to TMW Enterprises, Inc.), a major supplier of electrical distribution systems to the automotive industry. After 32 years of service, Mr. Marx retired from Ford Motor Company in 1994 as Vice President of its Automotive Components Group (currently known as Visteon Corporation).	1999

Carlos Mazzorin –Compensation Committee –Nominating Committee	71	Retired Magna International, Inc and Ford Motor Company senior executive. Until his retirement in 2010, Mr. Mazzorin served as President and Chief Operating Officer of Magna Electronics, Inc. When Mr. Mazzorin’s concluded his 30 years of service at Ford in 2002, he was Group Vice President of South America and Asia Pacific and Global Purchasing. Mr. Mazzorin currently serves on the Board of Directors of privately-held Bombardier Recreational Products and Management Engineers Consulting. Mr. Mazzorin also serves on the International Advisory Board of Komatsu Ltd. in Japan.	2011

Name	Age	Biographical Information	Director Since

Franz Scherer –Audit Committee –Nominating Committee	72	Chairman of the Supervisory Board at W.E.T Automotive Systems AG since 2004. Former Chief Executive Officer of FTE Automotive Group and SIRONA Group. Dr. Scherer currently serves on the Supervisory Boards of Mannheimer AG Holding, Mannheimer Versicherungs AG, Mamax Lebensversicherungs AG and Seeburger AG. Dr. Scherer studied economics and business at the Free University Berlin and the London School of Economics, and holds a master’s degree from the University of Texas and a doctorate degree from the Free University Berlin.	New Nominee

Byron Shaw –Nominating Committee	44	Owner of Byron Shaw LLC, a consulting firm providing diligence, strategy and execution advisory services focusing on automotive technology and related services. From 2006 to 2012, Dr. Shaw worked at General Motors in various positions, most recently as Managing Director of the Silicon Valley Office for General Motors Ventures LLC. Previously worked at BMW from 1998 to 2003 holding various positions, including Principal Technology Engineer Manager of Advanced Technology. Dr. Shaw serves on the Board of Directors of three privately-held companies, Smalltech LLC, Project Renovo and iGate NEST. Dr. Shaw received Bachelor of Science degrees and a Master of Science in Mechanical Engineering from the Massachusetts Institute of Technology and a Ph.D. in mechanical engineering/controls from University of California, Berkeley.	New Nominee

Qualifications of Directors

Below is a brief discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that each of our directors should be nominated for election or re-election at this time. We believe that our directors, as a whole, have an appropriate balance of knowledge, experience, skills and expertise required for our Board of Directors. We believe that our directors have a broad range of personal characteristics, including leadership, management, technological and financial experience, and the ability to act with integrity using sound judgment. We also believe that our directors provide leadership to management and are willing to commit the requisite time for preparation and attendance at Board and committee meetings.

Mr. Booth served as the Executive Vice President and Chief Financial Officer of Ford Motor Company from 2008 to 2012. As Ford CFO, Mr. Booth was responsible for all of the company’s financial operations, including the Controller’s office, Treasury and investor relations. Mr. Booth’s 34-year decorated career at Ford illustrates his financial expertise and knowledge of manufacturing, operations and the investment community. His strategic expertise in the worldwide automotive industry is very important to Gentherm as we continue to expand globally.

Mr. Castaing’s distinguished career in the automotive industry has given him extensive experience in our most important customer market. During his tenure at some of the world’s largest automobile manufacturers, Mr. Castaing developed leadership, strategic planning and organizational skills that benefit the Company. In addition, his technical background allows him to understand the Company’s operations and assist in problem solving.

Mr. Coker has served as our President and Chief Executive Officer since 2003 after first joining Gentherm as Vice President of Sales and Marketing in 1996. As a result, Mr. Coker has extensive knowledge of the day to day operations of our business. Mr. Coker’s engineering background allows him to fully understand and manage our business. His experience as our highest ranked officer, coupled with the managerial positions he previously held in other automotive-related companies, has given Mr. Coker industry insight, leadership skills and executive management skills key to our Company’s performance.

Ms. Desormière has broad experience in product planning, product development and market analysis. Her background in these areas will help the Company develop long-term product strategies. In addition, the skills Ms. Desormière has developed while working at global companies with significant European operations will be quite important as the Company works to harness synergies created by the acquisition of a majority interest in W.E.T. Automotive Systems AG.

Mr. Gunderson has significant financial and managerial experience stemming from his background as a venture capitalist. He has significant experience investing in growth industries, similar to the Company’s investment in new thermoelectric technologies. Mr. Gunderson sits as a director for several energy and materials-related companies and brings important leadership and governance skills to the Board. He also has an engineering background which helps him better understand the Company’s business and operations.

Mr. Marx, our Chairman of the Board, previously served as our Interim Chief Executive Officer. As a result, he is very familiar with the Company’s business. Mr. Marx’s experience as a senior executive at other automotive-related companies, including Ford Motor Company, give him relevant industry, managerial and strategic planning expertise key to our Company’s success. He also has financial experience and skills that make him a valuable member of our Audit Committee.

Mr. Mazzorin has over 40 years of experience working in progressively responsible supply chain and operations management positions within the automotive industry. He served as President and Chief Operating Officer of Magna Mirrors from 2002 to 2007 and Magna Electronics from 2007 to 2010. Mr. Mazzorin brings critical supply-chain management skills to the Board.

Dr. Scherer is currently the Chairman of the Supervisory Board of W.E.T. Automotive Systems AG, a majority-owned subsidiary of the Company. He has served in such position for almost nine years. In addition, Dr. Scherer has served as Chief Executive Officer of a number of companies and has extensive and broad business experiences. Dr. Scherer’s long experience at W.E.T., the entity that generates a majority of our revenues, will be invaluable as we work to integrate W.E.T. into Gentherm.

Dr. Shaw has extensive experience in the automotive industry and in advanced technologies. His automotive experience will be very helpful as we continue to make improvements in our seat comfort products. In addition, as we work to develop new products in other markets, Dr. Shaw’s technical expertise and guidance will be extremely valuable.

EXECUTIVE OFFICERS

Daniel R. Coker, 60, was appointed President and Chief Executive Officer in March 2003. He was appointed to the Board of Directors in February, 2007. Mr. Coker also served on the Company’s Board of Directors from 2003 to 2004. Additional information concerning Mr. Coker can be found above under the heading “Board of Directors.”

James L. Mertes, 60, has served as Vice President of Quality and Operations since 1994. He joined the Company in 1993 as Vice President of Quality. Prior to 1993, Mr. Mertes was Director of Quality at TRW Sensor Operations, a unit of TRW Inc.

Daniel J. Pace, 61, has served as Vice President of Sales and Marketing since 2003. He joined the Company in 1996 as National Sales Manager. Prior to 1996, Mr. Pace was Program Manager at Leckie & Associates, a Michigan based manufacturers’ representative agency.

Stephen C. Davis, 59, was appointed Vice-President of Engineering and Product Development in May, 2010 and Chief Technology Officer in February, 2012. He joined the Company in 2009 as the Senior Vice President, Operations of BSST. Prior to that date, he worked for Visteon Corporation from 2005 as Director of Climate Control Systems. Prior to 2005, Mr. Davis held other senior engineering positions at Visteon Corporation and Ford Motor Company.

Barry G. Steele, 42, was appointed Vice President Finance and Chief Financial Officer in 2004 and Treasurer in 2005. Prior to joining Gentherm, Mr. Steele worked since 1997 in a number of senior financial management positions, including Chief Financial Officer for Advanced Accessory Systems, LLC, a global supplier of specialty accessories to the automotive industry. Prior to 1997, Mr. Steele worked in the public accounting profession. Mr. Steele received a bachelor’s degree from Hillsdale College in 1992.

David J. Bomzer, 51, was appointed Vice-President of Human Resources in March, 2012. Mr. Bomzer has worked for more than 25 years in global industrial manufacturing, pharmaceutical and high technology industries. Before joining Gentherm, Mr. Bomzer served as a Management Consultant at The Executive Edge, Inc. Prior to that, Mr. Bomzer was Vice President of Human Resources at CertainTeed Corporation. Mr. Bomzer also worked at Ingersoll-Rand, Pfizer and Abbott Laboratories in a number of different senior management positions.

Kenneth J. Phillips, 39, was appointed Vice-President and General Counsel and Secretary in June, 2012. Prior to joining Gentherm, Mr. Phillips was a Partner in the Detroit, Michigan office of the law firm Honigman Miller Schwartz and Cohn LLP. Mr. Phillips graduated with a J.D. from Wayne State University and a bachelor’s degree in Accounting and Finance from Oakland University. Mr. Phillips is also a Certified Public Accountant.

The following individuals are executive officers of W.E.T., a subsidiary of the Company; however, in light of W.E.T.’s significant contribution to Gentherm’s consolidated revenues and earnings, these individuals are treated as executive officers for purposes of this Proxy Statement:

Caspar Baumhauer, 50, has served as the Chief Executive Officer of W.E.T. since 2005. Prior to his association with W.E.T., he was a member of the executive board of Faurecia from 2002 to 2005 and Managing Director of Faurecia Interior Systems from 2000 to 2002.

Thomas Liedl, 45, has served as the Chief Financial Officer of W.E.T. since 2008. From 1999 to 2008, he held the position of Vice-President Finance at W.E.T. He worked in public accounting for KPMG from 1994 to 1999 and holds an MBA from the University of Augsburg and a M.A. from Wayne State University.

Frithjof Oldorff, 46, has served as the Chief Operating Officer of W.E.T. since 2008. He previously was the Director of Operations for Freudenberg from 2005 to 2007 and held various positions at Faurecia from 1995 to 2005.

Officers of the Company serve at the pleasure of the Board of Directors. Officers of W.E.T. serve at the pleasure of the Supervisory Board of W.E.T. and otherwise in accordance with the terms of their individual Service Agreements with W.E.T.

CORPORATE GOVERNANCE INFORMATION

Board Meetings and Attendance by Directors

During 2012, four regular meetings and six special meetings of the Board of Directors were held. The Board of Directors also acted by unanimous written consent from time to time. Each director attended 75% or more of the total number of Board of Directors’ meetings and 75% or more of the total number of meetings held by all committees on which he served.

Annual Meeting of Shareholders and Attendance by Directors

The Board of Directors has adopted the following policy with regard to director attendance at annual meetings:

Members of the Board of Directors are strongly encouraged to attend the Company’s annual meeting of shareholders in person. If attendance in person is not possible, members of the Board of Directors are strongly encouraged to attend the Company’s annual meeting of shareholders via telephone or similar communication equipment. The Board of Directors will use reasonable efforts to schedule the annual meeting of shareholders on such a date so as to maximize the attendance of its members.

At the 2012 Annual Meeting of Shareholders, all eight then-current Board members were in attendance either in person or by telephone.

Independence of the Board of Directors

Upon consideration of the criteria and requirements regarding director independence set forth in rules promulgated by Nasdaq, the Board of Directors has determined that, upon election of the above nominees for director, a majority of the members of the Board of Directors will be “independent directors” as such term is defined in Nasdaq listing requirements. Specifically, the Board of Directors has determined that Booth, Castaing, Desormière, Gunderson and Mazzorin, and director nominees Scherer and Shaw, each meet such criteria and requirements. The foregoing directors are sometimes referred to herein as the “Independent Directors.” Directors Coker and Marx are not treated as Independent Directors by the Board.

The Independent Directors meet in a separate executive session immediately following each regular meeting of the Board of Directors or, if such a meeting is not possible, then within a reasonable period of time thereafter. In addition, the Independent Directors hold additional meetings periodically as deemed necessary or appropriate.

Lead Independent Director

The Independent Directors have appointed Francois Castaing to act as the Lead Independent Director. In such position, Mr. Castaing acts as the chairman of all meetings of the Independent Directors and has the authority to call for additional meetings of the Independent Directors at any time. The Lead Independent Director also acts as a liaison between the Independent Directors, on the one hand, and the Chairman of the Board and Chief Executive Officer, on the other hand.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines that provide a structure within which our directors and management can effectively pursue Gentherm’s objectives for the benefit of our stockholders. The Corporate Governance Guidelines provide guidance in the areas of duties of the Board of Directors, procedures to be followed by the Board of Directors, committees, compensation and continuing education of members of the Board and communications from shareholders. A current copy of Gentherm’s Corporate Governance Guidelines is available to shareholders at the Company’s website, at www.gentherm.com under the link “About Us”; a copy may also be obtained free of charge by delivering written request to: Kenneth J. Phillips, Secretary of Gentherm Incorporated, 21680 Haggerty Road, Suite 101, Northville, Michigan 48167.

Director and Chief Executive Officer Stock Ownership Requirements

Our Board of Directors has adopted stock ownership requirements that apply to all of our directors as well as our Chief Executive Officer. The Board of Directors believes that directors and the Chief Executive Officer should own and hold common stock of the Company to further align their interest with the interests of the Company’s stockholders. The stock ownership requirements call for each of our directors and our Chief Executive Officer to hold a minimum amount of Company common stock by the later of (1) December 31, 2015, for our directors and our Chief Executive Officer who held such positions as of December 31, 2011, or (2) four years after such individual was first appointed or elected to such position. The stock ownership requirements call for our directors and our Chief Executive to hold at least that number of shares of the Company’s common stock having a combined market value of $100,000, computed as of each regularly scheduled meeting of the Board of Directors, based on the average closing price as of the last day of the then-most recently completed twelve full calendar months. For purposes of such calculation, shares held by directors individually, by their spouse or other family member residing in the same household, in trust for their economic benefit or the economic benefit of their spouse or family member residing in the same household or in a retirement plan or deferred compensation plan for their benefit, will be included. The value of “in-the-money” vested options will be also included, but the value of unvested options or restricted stock grants will not. The Compensation Committee of the Board will review any non-compliance with the stock ownership requirements and recommend to the Board any actions necessary to remedy such non-compliance.

Policy for Securities Trading by Company Personnel

Our Board of Directors has adopted a Statement of Policy for Securities Trading by Company Personnel. Such policy requires Company employees to adhere to trading restrictions with respect to the Company stock under various circumstances. The policy is intended to ensure compliance with the Insider Trading and Securities Fraud Enforcement Act and other relevant laws, rules and regulations governing trading by insiders. Among the activities concerning the Company’s common stock that are prohibited by the policy are: making trades while in possession of material, non-public information, trading on a short-term basis of less than 6 months, short sales, hedging transactions, margin accounts and pledges. A current copy of such policy is available to shareholders at the Company’s website, at www.gentherm.com under the link “About Us”; a copy may also be obtained free of charge by delivering written request to: Kenneth J. Phillips, Secretary of Gentherm Incorporated, 21680 Haggerty Road, Suite 101, Northville, Michigan 48167.

Nominating Committee

The Board of Directors has established a Nominating Committee, which consists of all of the current Independent Directors, including Ms. Desormiere and Messrs. Booth, Castaing, Gunderson and Mazzorin. The two new director nominees, Messrs. Scherer and Shaw, will also be members of the Nominating Committee. All members of the Nominating Committee participated in determining this year’s nominees for election to the Board of Directors. Three meetings of the Nominating Committee were held during the year. The two new nominees to the Board of Directors were recommended by existing directors and management.

The Board of Directors has adopted a written charter for the Nominating Committee, a current copy of which is available to shareholders at the Company’s website, at www.gentherm.com under the link “About Us”; a copy may also be obtained free of charge by delivering written request to: Kenneth J. Phillips, Secretary of Gentherm Incorporated, 21680 Haggerty Road, Suite 101, Northville, Michigan 48167.

The Board of Directors has determined it is important that the Company have, as directors, individuals that have significant experience in the industries in which the Company operates or the technologies the Company utilizes. The formal policy with regard to the consideration of any director candidates recommended by shareholders is set forth in the Corporate Governance Guidelines adopted by the Board of Directors and the next paragraph describes the resolution adopted by the Board with respect to the qualification process. The Board of Directors is willing to accept recommendations from shareholders of director candidates. Shareholders interested in nominating director candidates must comply with the procedures outlined in the section below entitled “Security Holder Communication to the Board of Directors,” which summarizes the procedures outlined in the Company’s Corporate Governance Guildelines.

The Nominating Committee will consider all nominees for director positions proposed by shareholders, management or other directors in the same manner. The Nominating Committee will select from the list of such proposed candidates for additional review those candidates it considers to be qualified. A person’s automotive industry experience, contacts in the automobile industry, judgment, technical expertise, financial expertise, independence and understanding of Gentherm’s business are all qualifications considered to be desirable by the Nominating Committee. The Nominating Committee may, if they so choose, discuss such candidates with the full Board of Directors for additional input. The Nominating Committee then will decide whether to invite the candidate to be a nominee for election to the Board of Directors.

The Nominating Committee considers the needs for the Board of Directors as a whole when identifying and evaluating nominees and, among other things, considers diversity in background, age, experience, qualifications, attributes and skills in identifying nominees, although it does not have a formal policy regarding the consideration of diversity. See “Qualifications of Directors” above for a description of the diverse qualifications of our current directors.

Security Holder Communication to the Board of Directors

Shareholders wishing to send communications directly to the Board of Directors or to a specific member of the Board of Directors are asked to send such communications via U.S. Mail to the attention of Kenneth J. Phillips, Secretary of Gentherm Incorporated, 21680 Haggerty Road, Suite 101, Northville, Michigan 48167. Shareholders sending such communications should clearly mark the item as intended for delivery to the Board of Directors or to a specific member of the Board of Directors of Gentherm. Mr. Phillips has been instructed by the Board of Directors to screen each communication so received only for the limited purposes of ascertaining (1) whether such communication is indeed from a shareholder and (2) whether such communication relates to Gentherm. Mr. Phillips will promptly forward copies of all such communications that pass his limited screening to each member of the Board of Directors, in the case of communications to the entire Board of Directors, or to the particular member addressee. Delivery by Mr. Phillips will be completed by mail, facsimile or e-mail, as Mr. Phillips determines appropriate.

If a shareholder’s communication to the Board of Directors involves or concerns Mr. Phillips, or if a shareholder has another appropriate reason for communicating to the Board of Directors through a means other than through Mr. Phillips, such shareholders are asked to send such communications via U.S. Mail to the attention of either Daniel R. Coker, President of Gentherm Incorporated, or Oscar B. Marx, III, Chairman of Gentherm Incorporated, 21680 Haggerty Road, Suite 101, Northville, Michigan 48167. Any such communication to Mr. Coker or Mr. Marx should clearly state that it is a shareholder communication and should clearly state the reason it was not delivered to Mr. Phillips for further delivery to the Board of Directors.

Board Leadership Structure and Role in Risk Oversight

The Board of Directors has concluded that the role of Chairman of the Board should be separate from that of Chief Executive Officer. The Chairman of the Board presides at all Board and shareholder meetings and the Chief Executive Officer reports to the entire Board of Directors. We believe that, by separating these positions, the Board of Directors can provide better oversight of risks, including credit, liquidity and operational risks, faced by the Company. The Board of Directors establishes policy, adopts financial plans, approves significant changes to operational activities and provides general oversight of the business. The Chief Executive Officer is responsible for day-to-day operations and implementing the strategies approved by the Board of Directors. Other key executive officers, including the Chief Financial Officer, report either regularly or periodically to the Board of Directors.

The Board of Directors’ risk oversight is administered primarily though the following:

•	review and approval of an annual business plan;

•	review of a summary of risks and opportunities at each regular meeting of the Board of Directors;

•	at least quarterly review of business developments, business plan implementation and financial results;

•	Audit Committee oversight of internal control over financial reporting; and

•	Compensation Committee review of executive officer compensation and its relationship to our business plans.

Audit Committee

An Audit Committee has been established by the Board of Directors in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee is currently comprised of Independent Directors Lewis Booth, Francois Castaing, John Devine and James Donlon. If elected Mr. Scherer will join the Audit Committee. Mr. Devine is the current Chairman of the Audit Committee. Upon Mr. Devine’s retirement as of the Annual Meeting, Mr. Booth will become Chairman of the Audit Committee. The Audit Committee held four meetings during 2012.

The Audit Committee represents the Board of Directors in discharging its responsibility relating to the accounting, reporting, and financial practices of the Company and has general responsibility for surveillance of internal controls and accounting and audit activities of the Company. The Board has determined that each Committee member has sufficient knowledge in reading and understanding financial statements to serve on the Committee.

The Board of Directors has adopted a written charter for the Audit Committee, a current copy of which is available to shareholders on the Company’s website at www.Gentherm.com under the link “About Us”; a copy may also be obtained free of charge by delivering written request to: Kenneth J. Phillips, Secretary of Gentherm Incorporated, 21680 Haggerty Road, Suite 101, Northville, Michigan 48167.

Under Nasdaq listing requirements, listed companies must have audit committees comprised of at least three members who meet a heightened standard of independence. Upon consideration of the criteria and requirements regarding such heightened standard of independence, the Board of Directors has determined that all four current members of the Audit Committee do currently meet such criteria and requirements and are or were “independent” for such purposes.

The Board of Directors has also reviewed the experience, qualifications and skills of each member of the Audit Committee and determined that Mr. Devine, (who, as noted above, meets the Nasdaq heightened standard of independence for audit committee purposes and who is currently the Chairman of the Audit Committee) is an “audit committee financial expert,” as such term is used in Item 401 of Regulation S-K promulgated under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Mr. Devine’s experience that qualifies him as an audit committee financial expert includes his previous experience as the Vice Chairman and Chief Financial Officer of General Motors and as the Executive Vice President and Chief Financial Officer of Ford Motor Company. The designation of an “audit committee financial expert” does not impose upon such persons any duties, obligations or liability that are greater than those which are generally imposed on each of them as a member of the Committee and the Board, and such designation does not affect the duties, obligations or liability of any other member of the Committee or the Board.

The Board of Directors has also determined that Mr. Booth is an “audit committee financial expert,” as such term is used in Item 407 of Regulation S-K promulgated under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Mr. Booth’s experience that qualifies him as an audit committee financial expert includes his previous experience as the Executive Vice President and Chief Financial Officer for Ford Motor Company.

Compensation Committee

The Company’s Compensation Committee is responsible for evaluating the Chief Executive Officer’s and all other executive officers’ performance, including with respect to established goals and objectives, and making recommendations to the Board of Directors concerning all direct and indirect compensation, benefits and perquisites (cash and non-cash) for the executive officers based on such evaluation. The Company’s Compensation Committee is currently comprised of three Independent Directors, Ms. Desormière and Messrs. Gunderson and Mazzorin. The Compensation Committee held 4 meetings during 2012.

The compensation of the executive officers of our majority-owned subsidiary, W.E.T., is set by written agreement previously entered into by and between W.E.T. and such executive officers. The Compensation Committee has no influence on the compensation of such individuals. Furthermore, during 2012 as W.E.T. was operated as a separate entity from Gentherm, decisions concerning compensation of W.E.T.-employed executive officers were made by the W.E.T. Supervisory Board and not by the Board of Directors of Gentherm.

The Board of Directors has adopted a written charter for the Compensation Committee, a current copy of which is available on the Company’s website at www.gentherm.com under the link “About Us”; a copy may also be obtained free of charge by delivering written request to: Kenneth J. Phillips, Secretary of Gentherm Incorporated, 21680 Haggerty Road, Suite 101, Northville, Michigan 48167.

The Compensation Committee may delegate any of its responsibilities to subcommittees as the Compensation Committee deems appropriate. The Committee has the authority to retain independent compensation consultants to assist in the evaluation of compensation, and has the sole authority to retain and terminate such firms and to approve their fees and other retention terms. The Compensation Committee also has authority to retain other advisors. Compensation consultants were retained by the Compensation Committee in January, 2012 for the purpose of supplying compensation survey data for use in setting 2012 base compensation, but not for the purpose of determining or recommending the amount or form of compensation for our directors or executive officers and no additional services, unrelated to the purpose of such consultation, were provided by any such consultants or advisors to the Company during 2012.

Proposals regarding compensation of executive officers and Board directors (including recommending bonus formulas and plans, performance measures, compensation and award levels, and payout amounts) are generally made by management after review by the Chairman of the Board. The Company’s Vice President of Human Resources generally prepares materials and agendas for Compensation Committee meetings, attends the meetings and keeps the minutes of the meetings, but is excused from the meetings when his presence is deemed inappropriate by the Compensation Committee. The Chief Executive Officer is also invited to attend Committee meetings but is not present during voting or deliberations regarding his compensation.

In evaluating proposals regarding compensation, the Compensation Committee relies primarily on its members’ review of information from various publications and hired consultants, their extensive experience with compensation practices in other businesses, information included in proxy statements of similar companies with comparable market capitalization and comparable revenues, and its members’ subjective review of the reasonableness and fairness of proposed compensation in light of all relevant circumstances.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or was a former or current officer or employee of the Company or any of its subsidiaries. No member of the Compensation Committee has or had any relationship requiring disclosure by us pursuant to Securities and Exchange Commission rules regarding disclosure of related party transactions. In addition, during 2012, none of the Company’s executive officers served on the board of directors or compensation committee (or committee performing equivalent functions) of any other company that had one or more executive officers serving on the Board or Compensation Committee.

Code of Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all directors, officers and employees of the Company, including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Such code may be viewed on the Company’s website, www.Gentherm.com under the link “About Us”; a copy may also be obtained free of charge by delivering written request to: Kenneth J. Phillips, Secretary of Gentherm Incorporated, 21680 Haggerty Road, Suite 101, Northville, Michigan 48167.

We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to, or a waiver from, a provision in our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and that relates to any element of the code definition enumerated in SEC, Regulation S-K, Item 406(b) by posting such information on our website at www.Gentherm.com within four business days following the date of the amendment or waiver.

Certain Transactions

Review, Approval or Ratification of Transactions with Related Persons

Our Board of Directors has adopted, by written board resolution, a policy with respect to proposed related party transactions. In general, it is Gentherm’s policy to submit all proposed related party transactions (those that may require disclosure under Regulation S-K, Item 404) to the Independent Directors for approval. Only those related party transactions approved by the Independent Directors will be consummated. The policy instructs the Independent Directors only to approve those transactions that are on terms comparable to, or more beneficial to us than, those that could be obtained in arm’s length dealings with an unrelated third party. If an Independent Director has any interest in a related party transaction presented to the Independent Directors for approval, such director is required to abstain from the vote to approve or not approve the transaction. Examples of related party transactions covered by our policy are transactions in which any of the following individuals has or will have a direct or indirect material interest: any of our directors or executive officers, any person who is known to us to be the beneficial owner of more than five percent of our common stock, and any immediate family member of one of our directors or executive officers or person known to us to be the beneficial owner of more than five percent of our common stock. Transactions that involve any salaried employees generally are not covered by our approval policy. Our policy also requires that all related party transactions be disclosed in our filings with the SEC to the extent required by the SEC’s rules, and that they be disclosed to the full Board of Directors.

Transactions with Related Persons During 2012

During 2009, the following transaction was specifically approved by the Independent Directors pursuant to the above-described related party transaction approval policy but was exempt from disclosure under Regulation S-K, Item 404 because it did not meet the dollar threshold set forth therein: Director Oscar B. Marx’s son, John Marx, was hired as an employee of the Company in a sales position. The Independent Directors, excluding Oscar B. Marx, reviewed and approved the engagement of John Marx and the promotion of John Marx during 2012 to Vice President of Business Planning and Advanced Product Commercialization. The Independent Directors have also reviewed and approved the compensation paid to John Marx each calendar year since 2009. In 2012, total compensation paid to John Marx was approximately $340,000 in cash compensation and 17,500 shares of restricted stock awards. The employment arrangement with John Marx is hereby disclosed as a transaction with a related person under Regulation S-K, Item 404.

There were no other transactions with related persons during 2012.

COMPENSATION COMMITTEE REPORT

Report of the Compensation Committee on Executive Compensation

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth below under the caption “Executive Compensation – Compensation Discussion and Analysis” with our management. Based on this review and discussion, our Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

By the Compensation Committee

Maurice Gunderson, Chairman

Sophie Desormière

Carlos Mazzorin

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed, and discussed with management our financial statements as of December 31, 2011 and 2012 and for each of the three years in the period ended December 31, 2012. The Audit Committee has discussed with the Company’s independent accountants, Grant Thornton LLP, the above-described financial statements. In addition, we have discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards), as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee also has received and reviewed the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T and we have discussed with that firm its independence. We have considered whether the provision of permissible non-audit services is compatible with maintaining the accountant’s independence. We also have discussed with management and the auditing firm such other matters and received such assurances from them as we deemed appropriate.

Management is responsible for internal controls and the financial reporting process. The independent accountants engaged by the Company are responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Based on the foregoing review and discussions and a review of the reports of Grant Thornton LLP with respect to the audited financial statements, and relying thereon, we have recommended to the Board of Directors the inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC.

By the Audit Committee

John Devine, Chairman*
Lewis Booth
Francois Castaing
James Donlon*

*	Mr. Devine and Mr. Donlon are current members of the Board of Directors but are not standing for re-election at the 2013 Annual Meeting. If elected, Mr. Scherer will join the Audit Committee following the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of Significant Shareholders

The table below sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of April 1, 2013 (except that, as noted below, certain information is based on Schedule 13G reports filed by the beneficial owner as of a date prior to such date) by each person known to us to be a beneficial owner of more than 5% of the outstanding Common Stock. Beneficial ownership includes any shares which a person has the right to acquire within 60 days after the date of calculation, including shares that may be purchased by the exercise of stock options or the exercise of warrants to purchase stock. The “percent of class” calculation for each person is based on this inclusive definition of beneficial ownership. Except as expressly noted, each person listed has sole voting power and investment power with respect to all shares of capital stock listed as beneficially owned by such person.

	Common Stock
Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(b)
Deutsche Balaton AG	3,301,500	(a)	9.88%
Ziegelhäuser 1 Landstraß
69120 Heidelberg Germany

(a)	Based on a Schedule 13G filed on March 4, 2013, VV Beteiligungen Aktiengesellschaft (“VVB”) owns a majority interest in Deutsche Balaton AG (“DB”). Delphi Unternehmensberatung Aktiengesellschaft (“DU”) owns a majority interest in VVB. Wilhelm Konrad Thomas Zours, an individual, owns a majority interest in DU. Wilhelm Konrad Thomas Zours is the sole member of the board of management of VVB and DU. ABC Beteiligungen Aktiengesellschaft (“ABC”) owns a majority interest in HB. Of the 3,301,500 shares reported in the table above, 3,300,500 shares are held directly by DB and 1,000 shares are held by an indirect, majority-owned subsidiary of DB, Heidelberger Beteiligungsholding Aktiengesellschaft (“HB”). Each of VVB, DU Wilhelm Konrad Thomas Zours HB and ABC may be deemed to have beneficial ownership with respect to all shares held by DB and have disclaimed beneficial ownership of such shares. DB and ABC may be deemed to have beneficial ownership with respect to the shares held by HB and has disclaimed beneficial ownership of such shares.
(b)	In accordance with Rule 13d-3(1), percent of class is determined without consideration of additional shares of common stock that would be issued if the outstanding shares of the Company’s Series C Convertible Preferred Stock were to be converted for, or redeemed in exchange for, shares of common stock, except with respect to the listed party (however, the listed party does not own any shares of the Company’s Series C Convertible Preferred Stock).

Beneficial Ownership of Directors and Executive Officers

The table below sets forth certain information regarding the beneficial ownership of the Company’s common stock as of April 1, 2013 by each director, each Named Executive Officer (which includes: (1) our Chief Executive Officer (CEO), (2) our Chief Financial Officer (CFO) and (3) our three most highly compensated executive officers other than our CEO and our CFO who were serving as executive officers at the end of 2012; in light of W.E.T.’s significant contribution to Gentherm’s consolidated revenues and earnings, W.E.T. executive officers are treated as executive officers for purposes of this determination, but are employees of W.E.T.), and all of the directors and executive officers as a group. Beneficial ownership includes any shares which a person has the right to acquire within 60 days after the date of calculation, including shares that may be purchased by the exercise of stock options. The “percent of class” calculation for each person is based on this inclusive definition of beneficial ownership. Each person listed has sole voting power and investment power with respect to all shares of Common Stock listed as beneficially owned by such person.

	Common Stock
	Amount and Nature of Beneficial Ownership		Percent of Class(c)
Directors and Executive Officers	Shares(a)	Stock Options(b)
Lewis Booth (Director)	1,567	—	—
Francois J. Castaing (Director)	5,040	30,000	*
Sophie Desormière (Director)	3,554	—	*
John M. Devine (Director)	5,040	40,000	*
James D. Donlon III (Director)	3,554	—	*
Maurice E.P. Gunderson (Director)	5,040	50,000	*
Oscar B. Marx, III (Director)	578,302	50,000	1.9%
Carlos Mazzorin (Director)	5,040	10,000	*
Daniel R. Coker (Director, President and CEO)	42,309	70,000	*
Caspar Baumhauer (CEO of W.E.T. Automotive Systems AG)	—	—	—
Frithjof Oldorff (COO of W.E.T. Automotive Systems AG)	—	—	—
Thomas Liedl (CFO of W.E.T. Automotive Systems AG)	—	—	—
Barry G. Steele (Vice President of Finance, Chief Financial Officer and Treasurer)	39,701	10,000	*
All executive officers and directors as a group (18 persons), including the above individuals	819,112	467,064	3.8%

*	Less than 1%.
(a)	Includes non-vested restricted shares as follows: Lewis Booth, 1,567 shares; Francois Castaing, 3,554 shares; Sophie Desormière, 3,554 shares; John Devine, 3,554 shares; James Donlon, 3,554 shares; Maurice Gunderson, 3,554 shares; Oscar B Marx, 3,554 shares; Carlos Mazzorin, 3,554 shares; Daniel Coker, 27,500 shares; Barry Steele 21,500 shares; and all executive officers and directors as a group, 136,445 shares.
(b)	In accordance with the rules of the Securities and Exchange Commission, the amounts listed include the number of shares of common stock purchasable pursuant to options that are either currently exercisable or exercisable within 60 days of April 1, 2013.
(c)	In accordance with Rule 13d-3(1), percent of class is determined without consideration of additional shares of common stock that would be issued if the outstanding shares of the Company’s Series C Convertible Preferred Stock were to be converted for, or redeemed in exchange for, shares of common stock, except with respect to each listed party (however, none of the listed parties own any shares of the Company’s Series C Convertible Preferred Stock).

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

See Item 5 on Form 10-K for the period ended December 31, 2012 and Proposal 4 for information with respect to our shares of common stock that may be issued under our existing equity compensation plans. For a description of the material features of the above plans, see Note 8 of our consolidated financial statements and related financial information filed on Form 10-K for the period ended December 31, 2012 and indexed on page F-1 therein.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by Securities and Exchange Commission regulation to furnish us with copies of all Section 16(a) reports they file. Based solely on review of the copies of such reports furnished to us during or with respect to 2012, or written representations that no filings on Form 5 were required, we believe that during 2012 all Section 16(a) filing requirements applicable to our officers, directors and greater than ten-percent beneficial owners were complied with, except as follows: Form 4s for May, 2012 annual grants of shares of common stock were filed late for each of our non-executive board members, Francois Castaing, Sophie Desormière, James Donlon, John Devine, Maurice Gunderson, Oscar B. Marx and Carlos Mazzorin, and Form 3s were filed late with respect to Sophie Desormière and James Donlon, in part due to difficulties obtaining filing codes for newly appointed directors; James Mertes filed a Form 4 late with respect to options exercised in September, 2012; and Kenneth Phillips filed a Form 3 late and a Form 4 late with respect to restricted stock and stock option grants in September, 2012, in part due to difficulties obtaining filing codes for the newly appointed officer.

DIRECTOR COMPENSATION

Non-employee directors receive the following compensation as consideration for their service in their capacity as directors, in addition to reimbursement for out-of-pocket expenses incurred in attending Board of Directors and committee meetings:

•	an annual fee of $50,000 ($75,000 for the Chairman of the Board);

•	an annual fee of $5,000 ($10,000 for the committee chairman) for Audit or Compensation Committee members;

•	an annual fee of $1,000 ($5,000 for the committee chairman) for Nominating Committee members; and

•

$50,000 in restricted stock granted as of the date of the annual Stockholders’ Meeting. The replacement of stock options, which were historically granted to our directors, with restricted stock awards was implemented during 2012 in a two-step process. First, directors received restricted stock on the first day of business in 2012, January 3, 2012 with a value of 5/12 of $50,000 or $20,833 and, second, directors received restricted stock on the day of the annual meeting of stockholders (or, with respect to new directors, on the date they first became directors) valued at $50,000. All of the restricted stock will vest on the first anniversary of the date of grant, subject to the applicable Director’s continued service or retirement under the terms of the Company’s incentive equity plan.

Employee directors do not receive any additional compensation in recognition for their service as a director of the Company.

The following table sets forth information concerning the compensation paid to our non-employee directors during 2012:

Name (a)	Fees Earned or Paid in Cash ($)	Restricted Stock Awards ($)(b)	Total ($)
Lon E. Bell	$21,250	$20,833	$42,083
Lewis Booth	—	—	—
Francois J. Castaing	56,000	70,833	126,833
Sophie Desormière	56,000	50,000	106,000
John M. Devine	61,000	70,833	131,833
James D. Donlon, III	56,000	50,000	106,000
Maurice E.P. Gunderson	61,000	70,833	131,833
Oscar B. Marx, III	80,000	70,833	150,833
Carlos Mazzorin	56,000	70,833	126,833
James Paulsen	$25,417	$20,833	$46,250

(a)	Director Daniel R. Coker is an executive officer in the Summary Compensation Table above and, because he was an executive officer during 2012, he receives no additional compensation for his service as a director.
(b)	Except for Mr. Booth, Ms. Desormière and Mr. Donlon, the restricted stock award amounts include the January 3, 2012 award, valued at 5/12 of $50,000 or $20,833, in accordance with the two-step transition from stock options to restricted stock awards described above. The remaining amounts represent restrict stock awards granted on May 10, 2012, the day of the annual meeting of shareholders, valued at $50,000. Mr. Booth received no compensation in 2012 because his appointment to director was not effective until January 1, 2013. See the table above entitled “Beneficial Ownership of Directors and Executive Officers” for outstanding stock option and restricted stock awards.

The Board of Directors believes that the above compensation plan for non-employee directors is appropriate based on the significant increase in the Company’s complexity in the past two years and the corresponding increase in time and effort required by members of the board.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General Compensation Objectives. The Compensation Committee’s overall compensation objectives applicable to our executive officers are to provide a compensation package intended to attract, motivate and retain qualified executives and to provide them with incentives to achieve our annual goals and increase shareholder value. The Compensation Committee reviews these objectives each year and has affirmed this philosophy. The Compensation Committee implements these objectives through salaries, bonuses, equity incentives, a 401(k) plan, a defined benefit plan for our President and Chief Executive Officer and miscellaneous personal benefits. Our objectives and reasons for selecting each of these elements are described below.

Our compensation philosophy is to emphasize compensation that provides executives with incentives to achieve our annual budgeted goals and increase shareholder value. To that end, as described below, we have adopted a bonus plan that is tied directly to achieving particular results, and we award equity incentives designed for executive retention and to provide executives with incentives to increase shareholder value. Each is intended to represent a potentially significant portion of our executives’ total compensation. Generally, the annual bonuses we pay are based on a varying percentage of an executive’s salary and, as a result, changes in an executive’s salary generally change the amount of his or her annual bonus. Equity incentives are generally determined based on the executive’s position rather than his or her salary.

Comparability. Based on reviews of information from various publications and hired consultants, their extensive experience with compensation practices in other businesses, information included in proxy statements of similar companies with comparable market capitalization and comparable revenues, and its members’ subjective review of the reasonableness and fairness of proposed compensation in light of all relevant circumstances, the Compensation Committee has determined that the salaries paid to the Company’s executives are in line with the compensation offered by other similarly-situated companies and that the bonus compensation is reasonable. The Compensation Committee has also determined that the total compensation, including equity compensation, paid to the Company’s executive officers is reasonable and fair based on a peer group analysis prepared by external consultants and independent information available. The list of companies which we consider to be comparable for purposes of the above analysis, and for which our independent consultants have recently provided data, are CTS Corp, Drew Industries, Inc., Gentex Corp., Littlefuse, Inc., Measurement Specialties, Inc., Methode Electornics, Inc., Modine Manufacturing, Inc., Pulse Electronics Corp., Stoneridge, Inc. and Superior Industries International. We believe such companies are generally comparable to our Company in terms of revenue, market capitalization and industry.

Salaries. The Compensation Committee’s policy is to provide salaries that it believes are necessary to attract and retain qualified executives. In determining its recommendations for executive officer salaries, the Compensation Committee generally relies on the recommendations of its President and Chief Executive Officer and on the Compensation Committee’s review of salaries paid to similar officers at comparable companies as described above under “Comparability”. The Compensation Committee also considers individual performance, the executive officer’s position and experience, the Company’s financial resources, the executive officer’s existing salary and the salaries of our other officers and employees. On an annual basis, executive salaries are reviewed by the Compensation Committee. Salary increases for executive officers are generally granted after this review. Historically, such increases have been between 3% and 5% and represented a combination of a cost of living / inflation adjustment and a merit raise. For 2012, the Compensation Committee concluded that a market rate adjustment in salary based on the peer group analysis described above is not required and, rather, a regular salary increase, based on the criteria stated above and consistent with the range stated above, was appropriate.

Bonuses. The Compensation Committee’s policy is to make a meaningful portion of an executive’s compensation contingent on achieving performance targets for the year. For the fiscal year ending December 31, 2012, the Compensation Committee concluded to adopt a bonus plan (the “Bonus Plan”) that focused on achievement of personal goals. All of our executive officers participated in the Bonus Plan.

The Bonus Plan is designed to encourage Company employees to operate as entrepreneurial stakeholders and reward them for bringing value to the Company by meeting or exceeding financial and operational objectives. To be eligible to receive an incentive award under the Bonus Plan, an employee must be employed on the bonus payment date. For 2012, 2011 and 2010, the Bonus Plan was divided into two distinct reporting periods, the first half of the year and the second half of the year. Upon achievement of the applicable criteria for each half, eligible employees were entitled to receive bonuses of a pre-determined amount. The achievement or failure to achieve the applicable criteria for one half of the year was not used to determine whether the criteria for the other half of the year had been achieved.

The Compensation Committee, working with management, establishes individual performance objectives for each individual participating in the Bonus Plan. The objectives are broad-ranging and, depending upon the individual’s position, included items such as eliminating or reducing specific expenditures, completing engineering objectives, developing new business, streamlining operations, completing other specific projects and other similar types of objectives. None of the individual performance objectives pertain to company-wide financial performance targets. All individual performance targets are subjective and the Bonus Plan gives the Compensation Committee the right to determine if the pre-determined objectives have been met.

For 2012, the Compensation Committee determined that all of named executive officers achieved their individual, subjective performance objectives, at least to some degree, and recommended to the Board of Directors that bonuses be paid to each of them. The Board of Directors adopted such recommendation.

The Compensation Committee does not have a formal written policy regarding adjustment of bonus payments if the relevant performance measures or underlying facts upon which they are based are restated or otherwise adjusted in a manner that would materially increase or reduce the size of the incentive payment, but the Compensation Committee concluded that, for 2012, no such restatement or adjustment occurred.

Equity Incentives. The Compensation Committee uses the award of stock options or restricted stock to executive officers to retain them and provide a long-term incentive to increase shareholder value. The Compensation Committee’s policy is that these equity incentives should be a significant portion of an executive’s potential compensation because increasing shareholder value is management’s primary objective. Whenever stock options are awarded, the Company’s policy is to fix the exercise price of the options at the fair market value of the underlying shares on the date of grant. Therefore, such options only provide compensation if the price of the underlying shares increases. As of December 31, 2012, there remained 8,578 shares and 2,304,000 shares available for grant under the 2006 and 2011 Equity Incentive Plans, respectively. No shares remain available for grant under the 1993 Stock Option Plan or the 1997 Stock Incentive Plan. The Committee does not have a policy of timing option grants in coordination with the release of material non-public information. The Committee generally considers equity incentive grants on an annual basis and at varying times throughout the year, generally based upon recommendations from the Board of Directors that additional equity incentives are appropriate.

The Compensation Committee’s policy has been to grant options that vest over a specific period (generally three or four years) to provide an incentive for the recipient to remain with us, to provide a long-term incentive and to lessen the accounting charge for such options (which is generally amortized over the vesting period). We do not have any stock ownership requirements for executive officers, excluding the Chief Executive Officer who is bound by the same stock ownership requirement as our directors; however, each of our executives has a significant number of exercisable options. During 2011, we adopted a stock ownership requirement for directors which is described further below under “Compensation of Directors.” As noted above, this policy also applies to our Chief Executive Officer.

The vesting of all of our option and restricted share awards may, at the discretion of the Board of Directors, accelerate upon a change in control to provide a greater incentive for all optionees to complete change in control transactions that benefit shareholders by allowing them to participate in the benefits of the transaction regardless of whether their employment will continue. Unvested options and restricted share awards do not automatically accelerate upon a change in control. The vested portion of options granted to executives and directors generally remain exercisable after termination of employment until their original expiration date, subject to the discretion of the Committee. The Committee’s policy is to provide new executives with stock options to attract them to us. The number of options awarded is based on negotiations with new executives, management’s recommendations and the Committee’s subjective judgment primarily after reviewing the number of options granted to our other executives.

Defined Benefit Plan. During 2008, the Compensation Committee recommended a new defined benefit plan benefiting the Company’s President and Chief Executive Officer, Daniel R. Coker. Such plan was subsequently approved by the Independent Directors. The defined benefit plan is intended to entice the Company’s President and Chief Executive Officer, Daniel R. Coker to maintain employment with the Company for a considerable period of time. Stability and competence at the executive level was a key factor in our decision to recommend such plan. The plan, more fully described in Note 14 of our consolidated financial statements and related financial information indexed on page F-1 of our Form 10-K for the period ended December 31, 2013, includes a vesting period that began on April 1, 2011 and continues for six years. The considerable period of time between adoption of the plan and its full vesting is consistent with our compensation goals of retaining a qualified President and Chief Executive Officer. The plan provides for fifteen annual benefit payments of $300,000 each beginning January 1, 2018. Based on our review of the benefits offered to President and Chief Executive Officers of other similarly-situated companies, and based on our desire to retain the services of Mr. Coker, we believe that the defined benefit plan is fair and reasonable. Other than the defined benefit plan described above, Gentherm does not maintain any post-retirement medical benefits, non-qualified deferred compensation plans or retirement or pension plans, other than our 401(k) Plan, which is available to all of our employees.

401(k) Plan. We have adopted a 401(k) plan to provide all eligible employees a means to accumulate retirement savings on a tax-advantaged basis, and our executive officers are eligible to participate in this plan on the same basis as other participants. Participants may defer specified portions of their compensation and (1) we match 50% percent of employee contributions up to a contribution by us equal to 2% percent of the employee’s compensation and (2) we may, but are not required to, make additional discretionary contributions. The Compensation Committee has not made any discretionary contribution to the 401(k) Plan since its inception.

Vacation Pay. All Company employees are subject to the same vacation pay policy. The number of days of vacation time available to each employee is based on the number of years such employee has worked for the Company. Employees are encouraged to take all of their available vacation time each year, but may carryover any unused vacation time indefinitely. To the extent that an employee has more than 40 hours of accumulated vacation time at any time, he or she may elect to receive a lump sum payment for any portion of such excess hours at his or her then-current rate of pay. In addition, upon an employee’s termination of employment with the Company, he or she will receive a lump sum payment for all unused vacation time at his or her then-current rate of pay. Employees that have accumulated vacation in excess of 240 hours on June 30 or December 31 of any year are paid a mandatory lump sum payment equal to such excess at his or her then-current rate of pay.

Employment and Change in Control Agreements. The Company’s policy, as approved by the Compensation Committee is to not execute formal employment agreements with our executive officers. The Compensation Committee believes that it has been able to attract qualified executives without the need to negotiate and enter into formal agreements. Notwithstanding the foregoing, it is customary in Germany for executive officers to enter into employment contracts and the executive officers of W.E.T. have each entered into written employment agreements with W.E.T (“Service Agreements”). Copies of the Service Agreements were filed as exhibits to our Current Report on Form 8-K dated August 4, 2011. The Service Agreements provide that W.E.T. executive officers will receive a base salary, an annual performance-based bonus calculated pursuant to objective measurements set forth in the applicable Service Agreement and a discretionary bonus determined by the W.E.T. Supervisory Board. The Service Agreements also provide for automobile allowances, reimbursement of expenses, paid vacation time, pension contributions, death and disability insurance coverage and severance. The Compensation Committee was not in a position to influence the terms of the Service Agreements at the time of their execution and plays no role in determining whether the W.E.T. executive officers have achieved their bonus targets or should receive a discretionary bonus.

Perquisites. We provide certain of our executive officers with use of a company-owned automobile. Our most important product is the system that heats and cools automobile seats and we believe it is important that our executive officers not only thoroughly understand our product but also present themselves to others as users of our product. We allocate the costs of such automobiles between business and personal use and report the personal use portion as additional compensation paid to the applicable employee. The Company also provides club memberships to our President and Chief Executive Officer. These memberships are used for entertaining current and potential customers and suppliers and other business associates of the Company. They are also used as meeting locations. We allocate the costs of such club memberships between business and personal use and report the personal use portion as additional compensation paid to our President and Chief Executive Officer.

Restricted Stock. For 2012, the Compensation Committee elected to grant restricted stock to certain members of Gentherm’s senior management who participate in an advisory board that oversees the W.E.T. investment. In 2011, the Compensation Committee elected to grant a special, one-time, payment of restricted stock to selected executives for the extraordinary work performed to consummate the acquisition of W.E.T. The allocation of such grant among such executive officers was determined based on the relative impact each such officer had in bringing the acquisition of W.E.T. to completion.

Section 162(m) Policy. The Compensation Committee reserves the right to pay compensation to Company executives in amounts it deems appropriate regardless of whether such compensation is deductible for federal income tax purposes. The Committee believes providing the compensation it deems appropriate is more important to the Company than the potential loss of related compensation deductions, especially in light of the Company’s net operating loss carryforwards, the non-cash nature of deductions available upon the exercise of stock options, and the current levels of its base salaries and bonuses. To date, Section 162(m) has not prevented us from deducting compensation paid to our executive officers.

Summary Compensation Table

The following table sets forth compensation information for 2012, 2011 and 2010 for the following “Named Executive Officers”: (1) our Chief Executive Officer (CEO), (2) our Chief Financial Officer (CFO) and (3) our three most highly compensated executive officers other than our CEO and our CFO who were serving as executive officers at the end of 2012. In light of W.E.T.’s significant contribution to Gentherm’s consolidated revenues and earnings, W.E.T. executive officers are treated as executive officers.

Name and Principal Position	Year	Salary ($)(a)	Option Awards ($)(b)		Restricted Share Awards ($)(c)		Non-Equity Incentive Plan Compensation ($)(d)	Changes in Non- qualified Deferred Compen- sation Earnings ($)(e)(f)		All Other Compen- sation ($)(g)	Total ($)
Daniel R. Coker, President and Chief Executive Officer	2012 2011 2010	$510,000 340,000 308,672	$	— 373,200 —		$285,750 252,000 —	$470,000 275,000 300,000		$317,000 263,000 228,000	$56,328 42,567 21,592	$1,639,078 1,545,767 858,264

Caspar Baumhauer, W.E.T. Chief Executive Officer(h)	2012 2011	$594,096 433,200		$—	$	— —	$834,431 589,536		$33,669 —	$101,107 16,595	$1,563,303 1,039,331

Frithjof Oldorff, W.E.T. Chief Operating Officer(i)	2012	$382,135		$—		$—	$540,151		$—	$15,775	$938,061

Thomas Liedl, W.E.T. Chief Financial Officer(j)	2012	$369,095		$—		$—	$534,210		$5,942	$22,294	$931,541

Barry G. Steele, Vice President of Finance, Chief Financial Officer and Treasurer	2012 2011 2010	$257,252 214,376 204,168	$	— 186,600 —		$222,250 201,600 —	$150,000 135,000 135,000	$	— — —	$25,732 13,472 19,853	$655,234 751,048 359,021

(a)	During 2010, 2011 and 2012, none of the Named Executive Officers earned a non-equity bonus that was not based on the achievement of a pre-established performance target. Bonuses earned that were tied to pre-established performance targets are reported under the column entitled “Non-Equity Incentive Plan Compensation.”
(b)	The dollar amount shown is based on the grant date fair market value of the options awarded during the applicable year as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. For a full description of all of the assumptions made in the valuation of option awards, see Note 8 of our consolidated financial statements and related financial information indexed on page F-1 of Form 10-K filed for the period ended December 31, 2012.
(c)	The dollar amount shown is based on the grant date price of Gentherm’s common stock.
(d)	See “Compensation Discussion and Analysis – Bonuses” for a description of non-equity incentive plan compensation for executive officers under our incentive bonus plan. The amounts shown for 2010 were awarded to the applicable executive based on 2010 service; however a portion of such amounts was not paid until 2011. The amounts shown for 2011 were awarded to the applicable executive based on 2011 service; however a portion of such amounts was not paid until 2012. The amounts shown for 2012 were awarded to the applicable executive based on 2012 service; however a portion of such amounts was not paid until 2013.
(e)

On August 8, 2008, the Company established The Executive Nonqualified Defined Benefit Plan of Gentherm Incorporated (the “Defined Benefit Plan”) with an effective date of April 1, 2008. Daniel Coker, the Company’s President and Chief Executive Officer, is expected to be the only participant in the Defined Benefit Plan which will, if fully vested, provide for fifteen annual retirement benefit payments of $300,000 each beginning January 1, 2018. Mr. Coker will become entitled to receive such retirement benefit payments, or a portion thereof, through his continuous service to the Company as follows: Mr. Coker will become proportionally vested in the benefit over a six year period starting on April 1, 2011. The Company has also established a corporate-owned life insurance policy (“COLI”) on the life of Oscar Marx III, the Chairman of the Company’s Board of Directors. The COLI is held by a trust established for payment of benefits under the Defined Benefit Plan. We have accounted for the Defined Benefit Plan in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715, which requires that the Company record a projected benefit obligation representing the present value of future plan benefits when earned by the participant. As of December 31, 2012, the recorded projected benefit obligation was $1,633,000. For a full description of all of the assumptions made in the valuation of the projected benefit obligation under the Defined Benefit Plan, see Note 14 of our consolidated financial statements and related financial information indexed on page F-1 of Form 10-K for the period ended December 31, 2012.
(f)	The amount shown for Mr. Baumhauer represents his allocated share of the current year service cost recognized on the defined benefit plan W.E.T. has established for retired and current members of its executive management team based on the plan’s defined benefit obligation as December 31, 2012.
(g)	See “Compensation Discussion and Analysis – Perquisites” and “Compensation Discussion and Analysis – Vacation Pay” for a description of other compensation paid to executive officers. The amounts shown include payments by the Company for (i) unused vacation time off, (ii) 401(k) matching contributions paid by the Company for the benefit of the Named Executive Officer, (iii) automobiles used by the Named Executive Officers, (iv) club memberships used by Mr. Coker, (v) amounts paid upon vesting of restricted stock to enable employees to make his estimated tax payments on the compensation income associated with such vesting event, and (vi) an additional retirement contribution of $77,164 paid to Mr. Baumhauer in accordance with his Service Agreement with W.E.T. With respect to (iii) and (iv), the Company has only disclosed the portion of such items determined to be related to the Named Executive Officer’s personal use.
(h)	Amounts were paid in Euros and converted to U.S. Dollars based on the average exchange rate as the end of December 31, 2012 and 2011, respectively. For 2011, the amounts shown as having been paid to Mr. Baumhauer reflect amounts earned after May 16, 2011. Mr. Baumhauer’s total compensation for 2011 was EUR 1,190,000 or $1,656,574. Mr. Baumhauer’s 2012 and 2011 compensation was paid pursuant to the terms of his Service Agreement with W.E.T.
(i)	Paid pursuant to the terms of Mr. Oldorff’s Service Agreement with W.E.T. in Euros and converted to U.S. Dollars based on the average exchange rate as of December 31, 2012.
(j)	Paid pursuant to the terms of Mr. Liedl’s Service Agreement with W.E.T. in Euros and converted to U.S. Dollars based on the average exchange rate as of December 31, 2012.

Grants of Plan Based Awards in 2012

The following table sets forth information concerning each grant of an award made during 2012 to each of our Named Executive Officers.

Name	Grant Date	Payouts Under Non-Equity Incentive Plan Awards ($)(a)	Restricted Stock Awards (#)	Grant Date Fair Value of Stock and Option Awards ($)
Daniel R. Coker	December 21, 2012		22,500	$285,750
		$470,000
Caspar Baumhauer(b)		$834,431	—	—
Frithjof Oldorff(b)		$540,151	—	—
Thomas Liedl(b)		$534,210	—	—
Barry G. Steele	December 21, 2012		17,500	$222,250
		$150,000

(a)

See “Compensation Discussion and Analysis – Bonuses” for a description of incentive plan compensation for executive officers under our incentive bonus plan. For the purposes of this table, the cash amount shown under “Payouts Under Non-Equity Incentive Plan Awards” is the actual cash bonus the named executive officer received for his performance for 2012. The Compensation Committee did not modify or waive any of the criteria applied to determine if the incentive plan award show above was earned. For an explanation of the amount of salary and non-equity incentive plan awards in proportion to total compensation, see “Compensation Discussion and Analysis – General Compensation Objectives”.
(b)	Amounts paid in Euros and converted to U.S. Dollars based on the exchange rate as of December 31, 2012.

Outstanding Equity Awards at December 31, 2012

The following tables set forth information concerning unexercised options and unvested restricted stock for each of the Named Executive Officers as of December 31, 2012.

Option Awards
		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date
Name	Grant Date	Exercisable	Unexercisable
Daniel R. Coker	3/11/2009(b) 9/2/2011(c)	50,000 20,000	— 60,000	$2.62 12.60	3/11/2019 9/2/2018

Caspar Baumhauer		—	—	—	—

Frithjof Oldorff		—	—	—	—

Thomas Liedl		—	—	—	—
Barry G. Steele	12/29/2006(c) 7/23/2008(a) 9/2/2011(c)	24,000 25,900 10,000	— — 30,000	9.66 8.02 12.60	12/29/2016 7/23/2018 9/2/2018

(a)	The option is subject to a vesting schedule in which the underlying shares are available for purchase in three equal installments on June 30, 2009, June 30, 2010 and June 30, 2011.
(b)	The option is subject to a vesting schedule in which the underlying shares are available for purchase in three equal installments on the first, second and third anniversary of the grant date.
(c)	The option is subject to a vesting schedule in which the underlying shares are available for purchase in four equal installments on the first, second, third and fourth anniversary of the grant date.

	Stock Awards
Name	Number of Shares of Stock that Have Not Vested(a)	Market Value of Shares of Stock that Have Not Vested(b)
Daniel R. Coker	27,500	$365,750
Caspar Baumhauer	—	—
Frithjof Oldorff	—	—
Thomas Liedl	—	—
Barry G. Steele	21,500	$285,950

(a)	Of Mr. Coker’s currently unvested restricted shares of stock, 5,000 shares will vest at May, 2, 2013. The remaining 22,500 shares will vest 50% on December 21, 2013 and 50% on December 21, 2014. Of Mr. Steele’s currently unvested restricted shares of stock, 4,000 shares will vest at May 2, 2013. The remaining 17,500 shares will vest 50% on December 21, 2013 and 50% on December 21, 2014. The vesting of all restricted stock is conditioned upon the executive officer’s continued employment with the Company.
(b)	Market value is based on the closing price of the Company’s common stock as of December 31, 2012.

Employment Agreements

The Named Executive Officers that are party to an employment agreement are Caspar Baumhauer, Frithjof Oldorff and Thomas Liedl. A description of their employment agreement is found above under “Compensation Discussion and Analysis—Employment and Change in Control Agreements”.

Option Exercises and Stock Vested in 2012

The following table represents (1) options that were exercised in 2012 by Named Executive Officers of the Company and (2) restricted stock held by Named Executive Officers of the Company that vested during 2012:

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized On Exercise ($)(a)	Number of Shares Acquired on Vesting (#)(b)	Value Realized On Vesting ($)(c)
Daniel R. Coker	—		$—	5,000	$73,350

Caspar Baumhauer	—		—	—	—

Frithjof Oldorff	—		—	—	—

Thomas Liedl	—		—	—	—

Barry G. Steele	16,667 9,100	(d) (e)	160,463 39,159	4,000	58,680

(a)	The “Value Realized on Exercise” is equal to the difference between the market price of the underlying Common Stock on the date of exercise and the exercise price of the options.
(b)	The shares listed became vested on May 2, 2012.
(c)	The “Value Realized on Vesting” is equal to the number of shares that vested multiplied by the market value of such shares of Common Stock on the date of vesting.
(d)	These options were exercised on August 6, 2012 at an exercise price of $2.62 per share.
(e)	These options were exercised on September 20, 2012 at an exercise price of $8.02 per share.

Pension Benefits

The following table sets forth information concerning the Company’s defined benefit plan:

Name	Plan Name	Number of Years of Credited Service (#)(a)	Present Value of Accumulated Benefit ($)(b)	Payments During Last Fiscal Year ($)
Daniel R. Coker	The Executive Nonqualified Defined Benefit Plan of Gentherm Incorporated	2	$1,633,000	$—

(a)	Mr. Coker will become entitled to receive benefits under The Executive Nonqualified Defined Benefit Plan of Gentherm Incorporated (the “Defined Benefit Plan”) through his continuous service to the Company as follows: Mr. Coker will become proportionally vested in the benefit over a six year period starting on April 1, 2011. If fully vested, the Defined Benefit Plan provides for fifteen annual retirement benefit payments to Mr. Coker of $300,000 each beginning January 1, 2018.
(b)	Amount represents the present value of future benefits under the Defined Benefit Plan through December 31, 2012. For a full description of all of the assumptions made in the valuation of the projected benefit obligation under the Defined Benefit Plan, see Note 14 of our consolidated financial statements and related financial information indexed on page F-1 of Form 10-K for the period ended December 31, 2012.

Potential Payments Upon Termination or Change in Control

Under the terms of the Company’s 2011 and 2006 Equity Incentive Plans, 1997 Stock Incentive Plan and 1993 Stock Option Plan, the occurrence of a “change in control” of the Company, as such term is defined in each plan, may (but not automatically) result under certain circumstances in immediate vesting of the unvested options or the immediate termination of restrictions with respect to restricted stock issued under each plan. Under the terms of each plan, the Board of Directors, acting as the committee administering each plan, has full discretion in determining the consequences of such change in control. None of the Company’s plans provides for automatic vesting of unvested options or automatic termination of restrictions with respect to restricted stock.

Under the terms of the W.E.T. executive officers’ service agreements, upon termination of employment, an officer is entitled to receive salary, continued use of an automobile and a final bonus based on the remaining service period as of the effective termination date. Assuming such events occurred effective December 31, 2012, Mr. Baumhauer would receive one and a half times his annual salary, continued use of an automobile for one and a half years and a final bonus, approximately $1,710,000 in total; Mr. Oldorff would receive his annual salary, continued use of an automobile for one year and a final bonus, approximately $1,000,000 in total; Mr. Liedl would receive one and three quarters times his annual salary, continued use of an automobile for one and three quarters of a year and a final bonus, approximately $1,100,000 in total.

Upon a change in control, assuming the Board of Directors was to exercise its discretion and determine that all restrictions with respect to restricted stock awards would terminate and all unvested stock options would vest, the Named Executive Officers would receive the following benefits, assuming such event occurred effective December 31, 2012:

	Restricted Shares	Securities Underlying Unvested Options
Name	Number of Securities	Number of Securities	Option Exercise Price	Estimated Value of Payments upon a Change in Control(a)
Daniel R. Coker		60,000	$12.60	$42,000

	27,500			365,750

Caspar Baumhauer	—	—	—	—

Frithjof Oldorff	—	—	—	—

Thomas Liedl	—	—	—	—

Barry G. Steele		30,000	12.60	21,000

	21,500			285,950

(a)	The values shown for each Named Executive Officer are based on the following assumption: that the benefit of acceleration of the vesting of options equals the difference between the closing sales price of our common shares on December 31, 2012 and the exercise price of the unvested options multiplied by the number of common shares underlying the unvested options held by the executive at December 31, 2012; provided, however, that negative amounts are treated as having zero value.

OTHER MATTERS

If any matters not referred to in this Proxy Statement should properly come before the Annual Meeting, the holders of your proxy will vote your shares in accordance with their judgment. We are not aware of any such matters that may be presented for action at the Annual Meeting. Your proxy may also vote your shares on matters regarding the conduct of the Annual Meeting.

Enclosed with this Proxy Statement is our Annual Report for the year ended December 31, 2012. The Annual Report is enclosed for the convenience of shareholders only and should not be viewed as part of the proxy solicitation material except as expressly incorporated by reference. If any person who was a beneficial owner of our common stock on the record date for the Annual Meeting desires additional copies of the Annual Report, they will be furnished without charge upon receipt of a written request. The request should identify the person making the request as a shareholder as of the record date and should be directed to Kenneth J. Phillips, Secretary of Gentherm Incorporated, 21680 Haggerty Road, Suite 101, Northville, Michigan 48167.

This proxy statement incorporates by reference information from Form 10-K filed by Gentherm Incorporated for the year ended December 31, 2012.

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to be Held on May 16, 2013

The 2013 proxy statement and 2012 annual report are available at www.edocumentview.com/THRM.

By Order of the Board of Directors,

Daniel R. Coker
President and Chief Executive Officer

April 22, 2013

Appendix A

GENTHERM INCORPORATED

2013 Equity Incentive Plan

1. Definitions. As used herein, the following definitions shall apply:

(a) “Award” means any stock option, stock appreciation right, restricted stock, restricted stock unit, performance share award or other stock-based award granted under the Plan.

(b) “Board” means the Gentherm Incorporated Board of Directors.

(c) “Committee” means a committee consisting of two or more members of the Board, each of whom (1) shall be an “outside director” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations thereunder, and (2) may be a “non-employee director” as defined under Rule 16b-3 of the Rules and Regulations under the Securities Exchange Act of 1934, as amended, or any similar or successor provision, as appointed by the Board to administer the Plan. In the absence of any action of the Board to the contrary, the Compensation Committee of the Board shall comprise the Committee.

(d) “Corporation” means Gentherm Incorporated, a Michigan corporation, or any successor thereof.

(e) “Discretion” means in the sole discretion of the Committee, with no requirement whatsoever that the Committee follow past practices, act in a manner consistent with past practices, or treat a Participant (as hereinafter defined) in a manner consistent with the treatment afforded other Participants with respect to the Plan, which may be set forth in a written grant agreement or otherwise.

(f) “409A Award” means any Award that is treated as a deferral of compensation subject to the requirements of Section 409A of the Code.

(g) “Incentive Option” means an option to purchase Common Stock of the Corporation which meets the requirements set forth in the Plan and also meets the definition of an incentive stock option set forth in Section 422 of the Code.

(h) “Nonqualified Option” means an option to purchase Common Stock of the Corporation which meets the requirements set forth in the Plan but does not meet the definition of an incentive stock option set forth in Section 422 of the Code.

(i) “Other stock-based award” means any right granted under Paragraph 20 of the Plan.

(j) “Participant” means any individual or class of individual designated by the Committee under Paragraph 6 for participation in the Plan who is or becomes (i) a key employee (including an officer or director who is also a key employee) of the Corporation or any Subsidiary, (ii) a director of the Corporation who is not also an employee of the Corporation or any Subsidiary (hereinafter sometimes referred to as an “outside director”), and (iii) a consultant or advisor of the Corporation or any Subsidiary.

(k) “Performance share” means a grant of Common Stock of the Corporation upon the attainment of one or more performance goals during a performance period established by the Committee, as provided in Paragraph 19.

(l) “Plan” means this Gentherm Incorporated 2013 Equity Incentive Plan.

(m) “Restricted stock” means a grant of Common Stock of the Corporation which is subject to restrictions against transfer, forfeiture and such other terms and conditions determined by the Committee, as provided in Paragraph 18.

(n) “Restricted stock unit” means a grant of a right to earn the value of a share of Common Stock of the Corporation which is subject to restrictions against transfer, forfeiture and such other terms and conditions determined by the Committee, as provided in Paragraph 18.

(o) “Stock appreciation right” means a right to receive the appreciation in value, or a portion of the appreciation in value, of a specified number of shares of the Common Stock of the Corporation, as provided in Paragraph 12.

(p) “Subsidiary” means any corporation, limited liability company, partnership or any other entity in which the Corporation owns, directly or indirectly, stock or other ownership interest therein, possessing more than fifty percent (50%) of the combined voting power of all classes of stock or other ownership interest.

2. Purpose of Plan. The purpose of the Plan is to provide key employees (including officers and directors who are also key employees), outside directors, consultants and advisors of the Corporation and its Subsidiaries with incentives to make significant and extraordinary contributions to the long-term performance and growth of the Corporation and its Subsidiaries, to join the interests of key employees, outside directors, consultants and advisors with the interests of the shareholders of the Corporation, and to facilitate attracting and retaining key employees, outside directors, consultants and advisors with exceptional abilities.

3. Administration. The Plan shall be administered by the Committee provided that the Board may exercise all of the Committee’s powers, authority and obligations under this Plan (and any grant agreement) at any time, in whole or in part, in the Board’s discretion. Subject to the provisions of the Plan, the Committee shall determine, from those who are or become eligible to be Participants under the Plan, the persons or class of persons to be granted Awards, the type of Awards and the amount or maximum amount of stock or rights covered by Awards to be granted to each such person or class of person, and the terms and conditions of any Awards. Subject to the provisions of the Plan, the Committee is authorized to: grant awards; determine the rights of Participants with respect to an Award upon any termination of service; determine whether, and to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged or surrendered; accelerate the vesting of any Award; interpret the Plan; promulgate, amend and rescind rules and regulations relating to the Plan; and make all other determinations necessary or advisable for its administration. Interpretation and construction of any provision of the Plan by the Committee (or the Board) shall be final and conclusive. A majority of the Committee shall constitute a quorum, and the acts approved by a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

4. Indemnification of Committee Members. In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Board or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be determined in such action, suit or proceeding that such Committee member has acted in bad faith); provided, however, that within sixty (60) days after receipt of notice of institution of any such action, suit or proceeding, a Committee member shall offer the Corporation in writing the opportunity, at its own cost, to handle and defend the same.

5. Maximum Number of Shares Subject to Plan; Share Usage.

(a) The maximum number of shares of stock which may be issued pursuant to Awards granted under the Plan or with respect to which Awards may be granted under the Plan shall not exceed in the aggregate the sum of (i) 3,500,000 shares of Common Stock of the Corporation, plus (ii) the number of shares of Common Stock of the Corporation that, as of the effective date of the Plan are subject to awards granted under the Gentherm

Incorporated 2006 Equity Incentive Plan or the 2011 Equity Incentive Plan and that, on or after the effective date of the Plan, expire or are terminated, surrendered or canceled without the delivery of any shares of Stock in the case of options, or are forfeited or required by the Corporation, in accordance with the terms of the relevant plan, in the case of unvested restricted stock awards (in each case, subject to adjustments as provided in this Paragraph 5) (the “Share Limit”).

(b) Awards of restricted stock, restricted stock units, unrestricted stock, and dividend equivalents (including performance shares and performance units) payable in shares of Common Stock shall count against the Share Limit as 1.58 shares of Common Stock for each share of Common Stock covered by such Awards. Awards of Incentive Options, Nonqualified Options, and stock appreciation rights shall count against the Share Limit as 1.00 share of Common Stock for each share of Common Stock covered by such Awards. The full number of shares of Common Stock subject to an option or stock appreciation right shall count against the Share Limit, even if the exercise price of the such option or stock appreciation right is satisfied in whole or in part through net-settlement or by delivering shares of Common Stock to the Corporation (by either actual delivery or attestation). Shares of Common Stock issued or to be issued under the Plan shall be authorized but unissued Common Stock or issued Common Stock that has been reacquired by the Corporation or a Subsidiary or affiliate of the Corporation. If any Common Stock covered by an Award is not purchased or is forfeited, or if an Award otherwise terminates without delivery of Common Stock subject thereto, then the number of shares of Common Stock related to such Award and subject to such forfeiture or termination shall not be counted against the limit set forth above (or included for purposes of the calculation in the proviso, above), but shall again be available for making Awards under the Plan. Notwithstanding the foregoing, there shall not be added back to the Share Limit: (x) shares of Common Stock that are subject to an option or a share-settled stock appreciation right (including those stock appreciation rights that may be settled in either shares or cash) and are not issued upon the net settlement or net exercise of option or stock appreciation right; (y) shares of Common Stock delivered to or withheld by the Corporation or a subsidiary or affiliate of the Corporation to pay the exercise price or the withholding taxes under options or stock appreciation rights; or (z) shares of Stock repurchased on the open market with the proceeds of an Option exercise.

(c) Any shares that are delivered by the Corporation, and any awards or grants that are made by, or become obligations of, the Corporation through the assumption by the Corporation or a Subsidiary of, or in substitution for, outstanding awards or grants previously made by an acquired company, shall not be counted against the number of shares available under the Plan. Consistent with the purpose of the Plan and with a view to avoiding over or under counting, the Committee shall, in its Discretion, determine the number of shares to charge against the shares remaining available under the Plan as a result of the grant or settlement of Awards made under the Plan.

(d) The number of shares with respect to each outstanding Award, the option price with respect to outstanding stock options, the grant value with respect to outstanding stock appreciation rights, the aggregate number of shares available at any time under the Plan, and the maximum number of shares with respect to which Awards may be made to an individual Participant during the term of the Plan shall be subject to such adjustment as the Committee, in its Discretion, deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation; provided, however, that no fractional shares shall be issued pursuant to the Plan, no Awards may be granted under the Plan with respect to fractional shares, and any fractional shares resulting from such adjustments shall be eliminated from any outstanding Award.

6. Participants. The Committee shall determine and designate from time to time, in its Discretion, those individuals who are or who become key employees (including officers and directors who are also key employees), outside directors, consultants or advisors of the Corporation or any Subsidiary to receive Awards who, in the judgment of the Committee, are or will become responsible for the direction and financial success of the Corporation or any Subsidiary. Subject to the provisions of the Plan, the Committee may authorize in advance the grant of Awards to individuals or classes of individuals who are not at the time of Committee authorization, but who subsequently become, key employees, outside directors, consultants or advisors of the Corporation or any Subsidiary; provided, however, that (i) for all purposes of the Plan, the date of grant of any Award made to an individual pursuant to such authorization shall be no earlier than the date on which such individual becomes an employee, outside director, consultant or advisor of the Corporation or any Subsidiary, and (ii) such authorization shall prescribe the principal terms or range of terms of the Awards that may be made to such individuals or classes of individuals including, without limitation, the type or types of Awards and the number or maximum number of shares to be covered by such Awards.

7. Written Agreement. Each Award granted under the Plan shall be evidenced by a written grant agreement between the Corporation and the Participant which shall contain such provisions as may be approved by the Committee. The written grant agreement may be in an electronic medium, may be limited to a notation on the Company’s books and records and, if approved by the Committee, need not be signed by a representative of the Company or a Participant. Such agreements shall constitute binding contracts between the Corporation and the Participant, and every Participant, upon acceptance of such agreement, shall be bound by the terms and restrictions of the Plan and of such agreement. The terms of each such agreement shall be in accordance with the Plan, but the agreements may include such additional provisions and restrictions determined by the Committee, provided that such additional provisions and restrictions do not violate the terms of the Plan.

8. Allotment of Shares. Subject to the terms of the Plan, the Committee shall determine and fix, in its Discretion, the number or maximum number of shares with respect to which each Participant may be granted Awards and such determination shall be set forth in the grant agreement; provided, however, that no Incentive Option may be granted under the Plan to any one Participant which would result in the aggregate fair market value, determined as of the date the option is granted, of underlying stock with respect to which Incentive Options are exercisable for the first time by such Participant during any calendar year under any plan maintained by the Corporation (or any parent or Subsidiary of the Corporation) exceeding $100,000.

9. Stock Options. Subject to the terms of the Plan, the Committee, in its Discretion, may grant to Participants either Incentive Options, Nonqualified Options or any combination thereof; provided, however, that an Incentive Option may only be granted to an employee of the Corporation or a Subsidiary, and in the case of a Subsidiary only if (i) the Subsidiary is treated as a disregarded entity owned by the Corporation, or (ii) the Subsidiary is a corporation (or is treated as a disregarded entity owned by a corporation) fifty percent or more of the combined voting power of all classes of stock of which is owned, directly or indirectly, by the Corporation. Each option granted under the Plan shall designate whether such option is intended to be an Incentive Option or Nonqualified Option, the number of shares covered thereby, the price per share for which the shares covered by such option may be purchased, the date on which such option was granted, the expiration date of such option, and such other terms as determined by the Committee in its Discretion.

10. Stock Option Price. The Committee, in its Discretion, shall establish the price per share for which the shares covered by the option may be purchased, which price shall be set forth in the grant agreement. With respect to an Incentive Option, such option price shall not be less than 100% of the fair market value of the stock on the date on which such option is granted; provided, however, that with respect to an Incentive Option granted to a Participant who at the time of the grant owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of the Corporation or of any parent or Subsidiary, the option price shall not be less than 110% of the fair market value of the stock on the date such option is granted. With respect to a Nonqualified Option, the option price shall not be less than 100% of the fair market value of the stock on the date such option is granted. Fair market value of a share shall be determined by the Committee as permitted in Treas. Reg. §1.409A-1(b)(5)(iv), and may be determined by taking the mean between the highest and lowest quoted selling prices of the Corporation’s stock on any exchange or other market on which the shares of Common Stock of the Corporation shall be traded on such date or, if there are no sales on such date, on the next preceding or following day on which there are sales. The option price shall be subject to adjustment in accordance with the provisions of Paragraph 5 of the Plan.

11. Payment of Stock Option Price. At the time of the exercise in whole or in part of any stock option granted hereunder, payment of the option price in full in cash or, with the consent of the Committee, in Common Stock of the Corporation, shall be made by the Participant for all shares so purchased. In the Discretion of, and subject to such conditions as may be established by, the Committee, payment of the option price may also be made by the Corporation retaining from the shares to be delivered upon exercise of the stock option that number of shares having a fair market value on the date of exercise equal to the option price of the number of shares with respect to which the Participant exercises the option. In the Discretion of the Committee, a Participant may exercise an option, if then exercisable, in whole or in part, by delivery to the Corporation of written notice of the exercise in such form as the Committee may prescribe, accompanied by irrevocable instructions to a stock broker to promptly deliver to the Corporation full payment for the shares with respect to which the option is exercised from the proceeds of the stock broker’s sale of or loan against some or all of the shares (a “Regulation T Stock Option Exercise”). Such payment may also be made in such other manner as the Committee determines is appropriate, in its Discretion. No Participant shall have any of the rights of a shareholder of the Corporation under any stock option until the actual issuance of shares to said Participant, and prior to such issuance no adjustment shall be made for dividends, distributions or other rights in respect of such shares, except as provided in Paragraph 5.

12. Stock Appreciation Rights. Subject to the terms of the Plan, the Committee may grant stock appreciation rights to Participants either in conjunction with, or independently of, any stock options granted under the Plan. A stock appreciation right granted in conjunction with a stock option may be an alternative right wherein the exercise of the stock option terminates the stock appreciation right to the extent of the number of shares purchased upon exercise of the stock option and, correspondingly, the exercise of the stock appreciation right terminates the stock option to the extent of the number of shares with respect to which the stock appreciation right is exercised. Alternatively, a stock appreciation right granted in conjunction with a stock option may be an additional right wherein both the stock appreciation right and the stock option may be exercised. A stock appreciation right may not be granted in conjunction with an Incentive Option under circumstances in which the exercise of the stock appreciation right affects the right to exercise the Incentive Option or vice versa, unless the stock appreciation right, by its terms, meets all of the following requirements:

(a) the stock appreciation right will expire no later than the Incentive Option;

(b) the stock appreciation right may be for no more than the difference between the option price of the Incentive Option and the fair market value of the shares subject to the Incentive Option at the time the stock appreciation right is exercised;

(c) the stock appreciation right is transferable only when the Incentive Option is transferable, and under the same conditions;

(d) the stock appreciation right may be exercised only when the Incentive Option is eligible to be exercised; and

(e) the stock appreciation right may be exercised only when the fair market value of the shares subject to the Incentive Option exceeds the option price of the Incentive Option.

Upon exercise of a stock appreciation right, a Participant shall be entitled to receive, without payment to the Corporation (except for applicable withholding taxes), an amount equal to the excess of or, in the Discretion of the Committee, a portion of the excess of (i) the then aggregate fair market value of the number of shares with respect to which the Participant exercises the stock appreciation right, over (ii) the aggregate fair market value of such number of shares at the time the stock appreciation right was granted. This amount shall be payable by the Corporation, in the Discretion of the Committee, in cash, in shares of Common Stock of the Corporation, in other property or any combination thereof.

13. Granting and Exercise of Stock Options and Stock Appreciation Rights. Subject to the provisions of this Paragraph 13, each stock option and stock appreciation right granted hereunder shall be exercisable at any such time or times or in any such installments as may be determined by the Committee and set forth in the written grant agreement. To the extent that the aggregate fair market value of shares (determined at the date such option was granted) with respect to which options designated as Incentive Options first become exercisable by a Participant in any calendar year (under this Plan and any other plan or agreement of the Company or any affiliate) exceeds $100,000 (or such other amount as may be specified in Section 422 of the Code), such excess options shall be treated as Nonqualified Options. A Participant may exercise a stock option or stock appreciation right, if then exercisable, in whole or in part, by delivery to the Corporation of written notice of the exercise, in such form as the Committee may prescribe, accompanied, in the case of a stock option, by payment for the shares with respect to which the stock option is exercised as provided in Paragraph 11 (unless the Committee, in its Discretion, permits a cashless form of option exercise permitted by Paragraph 11). Except as provided in Paragraph 17 or an applicable written grant agreement, stock options and stock appreciation rights may be exercised only while the Participant is an employee, outside director, consultant or advisor, as the case may be, of the Corporation or a Subsidiary. Successive stock options and stock appreciation rights may be granted to the same Participant, whether or not the stock option(s) and stock appreciation right(s) previously granted to such Participant remain unexercised. A Participant may exercise a stock option or stock appreciation right, if then exercisable, notwithstanding that stock options and stock appreciation rights previously granted to such Participant remain unexercised.

14. Non-transferability of Stock Options and Stock Appreciation Rights. No stock option or stock appreciation right granted under the Plan to a Participant shall be transferable by such Participant otherwise than by will, or by the laws of descent and distribution, and stock options and stock appreciation rights shall be exercisable, during the lifetime of the Participant, only by the Participant. Notwithstanding the foregoing, in its Discretion and subject to such terms and conditions as it may prescribe, the Committee may permit a Participant to transfer a Nonqualified Option or a related or independently granted stock appreciation right.

15. Term of Stock Options and Stock Appreciation Rights. If not sooner terminated, each stock option and stock appreciation right granted hereunder shall expire not more than ten (10) years from the date of the granting thereof; provided, however, that with respect to an Incentive Option granted to a Participant who, at the time of the grant, owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of all classes of stock of the Corporation or any parent or Subsidiary, such option shall expire not more than five (5) years after the date of granting thereof.

16. Continuation of Employment. The Committee may require, in its Discretion, that any Participant under the Plan to whom a stock option or a stock appreciation right shall be granted shall agree in writing as a condition of the granting of such stock option or stock appreciation right to remain an employee, consultant, advisor or outside director of the Corporation or a Subsidiary, as the case may be, for a designated minimum period from the date of the granting of such stock option or stock appreciation right as shall be fixed by the Committee, and the Committee may further require, in its Discretion, that any Participant agree in writing to comply with any confidentiality, non-solicitation, non-competition and non-disparagement provisions and covenants that the Committee may require as a condition precedent to the exercise of a stock option or a stock appreciation right.

17. Termination of Employment. Except as set forth in an applicable grant agreement, if the employment of an employee Participant terminates, if the consultancy or advisorship of a consultant or advisor Participant terminates, or if an outside director Participant ceases to be a director (hereinafter collectively referred to as a “termination of employment”), the Committee may, in its Discretion, permit the exercise of stock options and stock appreciation rights granted to such Participant (a) for a period not to exceed three months following such termination of employment (or one year following termination of employment on account of the Participant’s death or permanent disability) with respect to Incentive Options or related stock appreciation rights, in either case, not to extend beyond the expiration date with respect to such options or stock appreciation rights, and (b) for a period not to extend beyond the expiration date with respect to Nonqualified Options or related or independently granted stock appreciation rights. A stock option or stock appreciation right may only be exercised after a Participant’s termination of employment to the extent exercisable on the date of termination of employment; provided, however, that if the termination of employment is due to the Participant’s death, permanent disability or retirement at a retirement age permitted under the Corporation’s or Subsidiary’s retirement plan or policies or as otherwise determined by the Committee, or if the termination of employment results from action by the Corporation or a Subsidiary without cause or from an agreement between the Corporation or a Subsidiary and the Participant (hereinafter collectively referred to as a “qualifying termination of employment”), the Committee, in its Discretion, may permit all or part of the stock options and stock appreciation rights granted to such Participant to thereupon become exercisable in full or in part. For purposes of this Paragraph 17 and any other provision of the Plan where the term is used, the Committee’s definition of “cause” shall be final and conclusive.

18. Restricted Stock or Restricted Stock Units. Subject to the terms of the Plan, the Committee may award Participants shares of restricted stock and/or the Committee may grant Participants restricted stock units with respect to a specified number of shares of stock. All shares of restricted stock and all restricted stock units granted to Participants under the Plan shall be subject to the following terms and conditions (and to such other terms and conditions prescribed by the Committee):

(a) At the time of each award of restricted stock or restricted stock units, there shall be established for the shares or units a restricted period, which period may differ among Participants and may have different expiration dates with respect to portions of shares or units covered by the same award. Notwithstanding the foregoing, and excluding awards granted under Section 18(i) below, unless the Committee determines otherwise with respect to any applicable Award, (i) the restricted period for non-performance-based restricted stock awards shall not be less than two years; provided that such condition shall be met if there are varying restricted periods within any award of non-performance-based restricted stock and the average restricted period for such non-performance-based restricted stock is not less than two years, and (ii) the restricted period for performance-based restricted stock awards shall not be less than one year.

(b) Unless otherwise provided in the written grant agreement, shares of restricted stock or restricted stock units granted to a Participant may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered during the restricted period applicable to such shares or units. Except for such restrictions on transfer, a Participant may be provided all of the rights of a shareholder in respect of shares of restricted stock including, but not limited to, the right to receive dividends on, and the right to vote, the shares. All dividends, if any, received by a Participant with respect to shares of restricted stock, shall be subject to the restrictions applicable to the original Award. If any such dividends are paid in cash, such dividends shall be accumulated during the restricted period (without interest) and paid or forfeited when the shares of restricted stock vest or are forfeited, and in no event shall any cash dividends be paid later than 2-1/2 months after the end of the tax year in which the applicable restricted period ends. A Participant shall have no ownership interest in shares of stock with respect to which restricted stock units are granted; provided, however, that the Committee may, in its Discretion, permit payment to such Participant of dividend equivalents on such units equal to the amount of dividends, if any, which are paid on that number of shares with respect to which the restricted stock units are granted. Any dividend equivalent rights granted to a Participant shall be subject to the restrictions applicable to the original Award, and shall be paid in a manner that either complies with, or is exempt from, Section 409A of the Code.

(c) Unless otherwise provided in the written grant agreement, if there is a termination of employment of a Participant, all shares or units granted to the Participant which are still subject to the restrictions imposed by Paragraph 18(a) shall upon such termination of employment be forfeited and transferred back to the Corporation, without payment of any consideration by the Corporation; provided, however, that in the event of a qualifying termination of employment, the Committee may, in its Discretion, release some or all of the shares or units from the restrictions. In addition to or in lieu of conditioning the release of restrictions applicable to restricted stock or restricted stock units on the continued employment of the Participant for the restricted period applicable to the shares or units, the Committee may condition release of the restrictions on the attainment of one or more performance goals during the restricted period (hereinafter referred to as a “performance-based restricted stock or restricted stock unit award”).

(d) The performance goal(s) applicable to a performance-based restricted stock or restricted stock unit award shall be based upon free cash flow, cash flow return on investment, stock price, market share, sales, revenues, earnings per share, return on equity, total shareholder return, costs, net income, working capital turnover, inventory or receivable turnover, margins and/or other objective financial results of the Corporation, a Subsidiary, or a division or unit thereof. The specific targets and other details of the performance goal(s) shall be established by the Committee, in its Discretion. A performance goal must, however, be objective so that a third party with knowledge of the relevant facts could determine whether the goal has been attained. The performance goal(s) applicable to a performance-based restricted stock or restricted stock unit award shall be established by the Committee in writing on or before the date the award is made, and there must be substantial uncertainty whether a performance goal(s) will be attained at the time it is established by the Committee.

(e) Unless otherwise determined by the Committee in the case of a Participant who dies or becomes permanently disabled, the restrictions imposed by Paragraph 18(a) on restricted stock or restricted stock units subject to a performance-based goal shall lapse only after (i) the attainment of the performance goal(s) during the restricted period, and (ii) issuance of a written certification by the Committee (including approved minutes of the meeting of the Committee at which the certification is made) that the performance goal(s) and any other material terms of the award have been attained or satisfied. If the performance goal(s) applicable to a performance-based restricted stock or restricted stock unit award has not been attained by the end of the restricted period, either in whole or in part, the shares or units subject to the award shall be forfeited and transferred back to the Corporation by the Participant, in whole or in part, as applicable (as required by the grant agreement), without payment of any consideration by the Corporation.

(f) Shares of restricted stock (including shares of performance based restricted stock) granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of stock certificates. If stock certificates are issued in respect of shares of restricted stock, such certificates shall be registered in the name of the Participant, deposited with the Corporation or its designee, together with a stock power endorsed in blank, and, in the Discretion of the Committee, a legend shall be placed upon such certificates reflecting that the shares represented thereby are subject to restrictions against transfer and forfeiture.

(g) After the expiration of the restricted period applicable to restricted stock (and/or, in the case of performance-based restricted stock, after attainment of the applicable performance goal(s) and issuance of the written certification by the Committee pursuant to Paragraph 18(e)), the Corporation shall deliver to the Participant or the legal representative of the Participant’s estate stock certificates for such shares. If stock certificates were previously issued for the shares and a legend has been placed on such certificate, the Corporation shall cause such certificates to be reissued without the legend.

(h) After the expiration of the restricted period applicable to restricted stock units (and/or, in the case of performance-based restricted stock units, after attainment of the applicable performance goal(s) and issuance of the written certification by the Committee pursuant to Paragraph 18(e)), the Corporation shall pay to the Participant an amount equal to the then fair market value of the shares to which the restricted stock units relate. In the Discretion of the Committee, such amount may be paid in cash, stock, other property or any combination thereof; provided, however, that the amount of cash and the value of any other property paid to a Participant during any calendar year in settlement of a performance-based restricted stock unit award shall not exceed $2,000,000. Moreover, in the Discretion of the Committee, such amount may be paid in a lump sum or in installments, on a current or deferred basis, with provision for the payment or crediting of an additional amount on installment or deferred payments based upon a reasonable rate of interest or the actual rate of return on one or more predetermined specific investments, in the Discretion of the Committee.

In the case of events such as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation any stock, securities or other property which a Participant receives or is entitled to receive by reason of his ownership of restricted stock (including performance-based restricted stock) shall, unless otherwise determined by the Committee, be subject to the same restrictions applicable to the restricted stock.

Performance-based restricted stock and restricted stock unit awards under the Plan are intended to constitute qualified performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the Treasury Regulations thereunder, and the provisions of this Paragraph 18 (and the other provisions of the Plan relating to performance-based restricted stock and restricted stock unit awards) shall be interpreted and administered to effectuate that intent. Moreover, the Committee may revise or modify the requirements of this Paragraph 18 or the terms of outstanding performance-based restricted stock and restricted stock unit awards to the extent the Committee determines, in its Discretion, that such revision or modification is necessary for such awards to constitute qualified performance-based compensation.

(i) Outside directors who are first elected or appointed to the Corporation’s Board shall be granted automatically (without any action by the Committee or the Board) an award of a number of shares of restricted common stock equal to (i) $4,167 (which amount may be modified from time to time by the Committee in its Discretion), multiplied by (ii) the number of full months between the date of such election or appointment and the first anniversary of the last completed annual meeting of the Corporation’s shareholders, and divided by (iii) the closing price of the Corporation’s common stock on the date of first election or appointment. In addition, on the date of each annual meeting of the Corporation’s shareholders, each outside director then in office shall be granted automatically (without any action by the Committee or the Board) an award of a number of shares of restricted common stock equal to $50,000 (which amount may be modified from time to time by the Committee in its Discretion) divided by the closing price of the Corporation’s common stock on such date. The restricted period with respect to each share of restricted common stock granted under this paragraph shall lapse on the date of the annual meeting of shareholders held during the calendar year following the date of grant or, if earlier, on the first anniversary of the date of grant, in each case so long as the applicable director remains a director through such date. Restricted stock granted pursuant to this paragraph shall be forfeited and immediately returned to the Company if the applicable director ceases to be a director prior to the date the restrictions with respect to such restricted stock are to lapse, except that if an outside director’s services as a member of the Board terminates because of (1) total disability (as determined by the Committee), (2) death (3) retirement on or after age 65 and after at least ten years of service as a member of the Board, or (4) any other circumstance that the Committee, in its Discretion, deems to be applicable, then all restrictions with respect to the restricted stock granted pursuant to this paragraph shall immediately lapse upon the occurrence of such event.

19. Performance Shares. The Committee may grant to a Participant the right to earn performance shares subject to the following terms and conditions:

(a) The Participant’s right to earn performance shares shall be subject to attainment of one or more performance goals over a performance period prescribed by the Committee.

(b) The performance goal applicable to an award to a Participant of the right to earn performance shares shall be based upon free cash flow, cash flow return on investment, stock price, market share, sales, revenues, earnings per share, return on equity, total shareholder return, costs, net income, working capital turnover, inventory or receivable turnover margins and/or other objective financial results of the Corporation, a Subsidiary, or a division or unit thereof. The specific targets and other details of the performance goal shall be established by the Committee in its Discretion. A performance goal must, however, be objective so that a third party with knowledge of the relevant facts could determine whether the goal has been attained.

(c) The performance goal applicable to an award to a Participant of the right to earn performance shares shall be established by the Committee in writing at any time during the period beginning on the date of the award and ending on the earlier of (i) ninety (90) days after commencement of the performance period applicable to the award, or (ii) expiration of the first 25% of the performance period; provided, however, that there must be substantial uncertainty whether a performance goal will be attained at the time it is established by the Committee.

(d) The performance goal established by the Committee must prescribe an objective formula or standard, that could be applied by a third party having knowledge of the relevant performance results, to compute the number of performance shares issuable to the Participant if the goal is attained.

(e) Unless otherwise determined by the Committee in the case of a Participant who dies or becomes permanently disabled, performance shares shall be issued to a Participant (in whole or in part, as applicable) only after (i) expiration of the performance period and attainment of the performance goal applicable to the award, and (ii) issuance of a written certification by the Committee (including approved minutes of the meeting of the Committee at which the certification is made) that the performance goal and any other material terms of the award have been attained or satisfied.

(f) No Participant shall have any of the rights of a shareholder of the Corporation in respect of the shares covered by a performance share award until the actual issuance of the shares to said Participant and, prior to such issuance, no adjustments shall be made for dividends, distributions or other rights in respect of such shares, except as provided in Paragraph 5.

(g) In its Discretion and subject to such terms and conditions as it may impose, the Committee may permit a Participant to elect to defer receipt of performance shares to a time later than the time the shares otherwise would be issued to the Participant; provided, that such deferral election complies with rules adopted by the Committee, which comply with, or are exempt from, the requirements of Section 409A of the Code. In such event, the Committee may, in its Discretion, provide for the payment by the Corporation of an additional amount representing interest at a reasonable rate or the actual rate of return on one or more predetermined specific investments, as determined by the Committee.

(h) In the Discretion of the Committee, in lieu of settling a performance share award by issuance of shares of Common Stock of the Corporation to a Participant, all or a portion of the award may be settled by payment of cash or other property to the Participant in an amount or having a value equal to the then value of the otherwise issuable shares; provided, however, that the amount of cash and the value of any other property paid to any Participant during any calendar year in settlement of a performance share award shall not exceed $2,000,000.

(i) Unless otherwise determined by the Committee, performance shares or rights therein awarded to a Participant may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered by the Participant at any time before actual issuance of the shares to the Participant.

(j) In its Discretion, the Committee may subject a performance share award to a Participant to any other terms or conditions not inconsistent with the foregoing, including, without limitation, a requirement that the Participant remain an employee of the Corporation or a Subsidiary (including at or above a specified salary grade), or that the Participant remain a consultant, advisor or outside director of the Corporation or a Subsidiary, for the entire performance period applicable to the award.

Performance share awards under the Plan are intended to constitute qualified performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the Treasury Regulations thereunder, and the provisions of this Paragraph 19 (and the other provisions of the Plan relating to performance share awards) shall be interpreted and administered to effectuate that intent. Moreover, the Committee may revise or modify the requirements of this Paragraph 19 or the terms of outstanding performance share awards to the extent the Committee determines, in its Discretion, that such revision or modification is necessary for such awards to constitute qualified performance-based compensation.

20. Other Stock-Based Awards. The Committee may grant to Participants such other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock of the Corporation as are deemed by the Committee, in its Discretion, to be consistent with the purposes of the Plan; provided, however, that such grants must comply with applicable law. Without limitation, the Committee may permit a Participant to make a current, outright purchase of shares of Common Stock of the Corporation, which shares may or may not be subject to any restrictions or conditions, for a price equal to, less than or greater than the then fair market value of the shares, with the price payable by the Participant in such form and manner and at such time as determined by the Committee in its Discretion.

21. Investment purpose. If the Committee, in its Discretion, determines that as a matter of law such procedure is or may be desirable, it may require a Participant, upon any acquisition of stock hereunder and as a condition to the Corporation’s obligation to deliver certificates representing such shares, to execute and deliver to the Corporation a written statement in form satisfactory to the Committee, representing and warranting that the Participant’s acquisition of shares of stock shall be for such person’s own account, for investment and not with a view to the resale or distribution thereof and that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement has become effective and is current with respect to the shares being offered and sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Corporation as to the availability of such exemption. The Corporation may endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Participant under the Plan.

22. Rights to Continued Employment. Nothing contained in the Plan or in any Award granted pursuant to the Plan, nor any action taken by the Committee hereunder, shall confer upon any Participant any right with respect to continuation of employment or service as an employee, consultant, advisor or outside director of the Corporation or a Subsidiary nor interfere in any way with the right of the Corporation or a Subsidiary to terminate such person’s employment or service at any time with or without cause.

23. Withholding Payments. If, upon the grant, exercise, release of restrictions or settlement of or in respect of an Award, or upon any other event or transaction under or relating to the Plan, there shall be payable by the Corporation or a Subsidiary any amount for income or employment tax withholding, in the Committee’s Discretion, either the Corporation shall appropriately reduce the amount of stock, cash or other property to be paid to the Participant or the Participant shall pay such amount to the Corporation or Subsidiary to enable it to pay or to reimburse it for paying such income or employment tax withholding. The Committee may, in its Discretion, permit Participants to satisfy such withholding obligations, in whole or in part, by electing to have the amount of Common Stock delivered or deliverable by the Corporation in respect of an Award appropriately reduced, or by electing to tender Common Stock back to the Corporation subsequent to receipt of such stock in respect of an Award. The Corporation or any of its Subsidiaries shall also have the right to withhold the amount of such taxes from any other sums or property due or to become due from the Corporation or any of its Subsidiaries to the Participant upon such terms and conditions as the Committee shall prescribe. The Corporation may also defer issuance of stock under the Plan until payment by the Participant to the Corporation or any of its Subsidiaries of the amount of any such tax. In the case of a Regulation T Stock Option Exercise, the Committee may in its Discretion permit the Participant to irrevocably instruct a stock broker to promptly deliver to the Corporation an amount (in addition to the option exercise price) equal to any withholding tax owing in respect of such option exercise from the proceeds of the stock broker’s sale of or loan against some or all of the shares.

24. Change in Control. Notwithstanding any other provision of the Plan or any provision of a grant agreement, in the event the Committee determines that there has been or will be a Change in Control (as such term is defined below) of the Corporation, the Committee may, without the consent of the holder, provide for any treatment of outstanding Awards which it determines, in its Discretion, to be appropriate. Such treatment may (but not automatically) include, without limitation, acceleration of vesting of stock options and stock appreciation rights, release of restrictions applicable to restricted stock or restricted stock units, or deeming performance share awards and performance-based restricted stock and restricted stock unit awards to have been earned.

For purposes of the Plan, a “Change in Control” means any of the following: (a) the consummation of a merger, consolidation or reorganization involving the Corporation, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction; (b) the consummation of a transfer, sale or other disposition, in one or a series of related transactions, of all or substantially all of the Corporation’s assets to any individual entity or group (a “Person”) (other than any Person that is directly controlled by or under common control with the Corporation); (c) the consummation of an acquisition, directly or indirectly, by any Person (other than the Corporation or any Person that is directly controlled by or under common control with the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities; (d) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided that, any individual who becomes a director of the Corporation subsequent to the date hereof whose election, or nomination for election, by the Corporation’s shareholders was approved by the vote of at least a majority of the Independent Directors (as defined by applicable Nasdaq listing standards or, if the Corporation ceases to be listed on The Nasdaq Stock Market and is instead listed on another stock exchange, then as defined by the applicable rules of such other stock exchange) then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; or (e) the consummation of a complete liquidation or dissolution of the Corporation. In no event, however, shall a Change in Control be deemed to occur in connection with (a) a merger or reorganization of the Corporation, the sole purpose of which is to reincorporate the Corporation in a different state, or (b) any public offering of stock, the primary purpose of which is to raise additional capital.

25. Prohibition on Repricing. Except in connection with a corporate transaction involving the Corporation (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding stock options or stock appreciation rights or cancel outstanding stock options or stock appreciation rights in exchange for cash, other Awards or stock options or stock appreciation rights with an exercise price that is less than the exercise price of the original stock options or stock appreciation rights without shareholder approval.

26. Effectiveness of Plan. The Plan shall be effective on the date the shareholders approve the Plan, subject to adoption by the Board if adoption had not already occurred prior to such shareholder approval. Awards may not be granted prior to shareholder approval of the Plan.

27. Termination, Duration and Amendments of Plan. The Plan may be abandoned or terminated at any time by the Board. Unless sooner terminated by the Board, the Plan shall terminate on the date ten (10) years after its approval by the shareholders, and no Awards may be granted thereafter. The termination of the Plan shall not affect the validity of any Award outstanding on the date of termination.

For the purpose of conforming to any changes in applicable law or governmental regulations, or for any other lawful purpose, the Board shall have the right, without approval of the shareholders of the Corporation, to amend or revise the terms of the Plan at any time; provided however, that no such amendment or revision shall (i) with respect to the Plan, increase the maximum number of shares in the aggregate which are subject to the Plan or with respect to which Awards may be made to individual Participants (subject in each case, however, to the provisions of Paragraph 5), materially change the class of persons eligible to be Participants under the Plan, establish additional and different business criteria on which performance goals applicable to performance share awards or performance-based restricted stock or restricted stock unit awards are based, or materially increase the benefits accruing to Participants under the Plan, without approval or ratification of the shareholders of the Corporation; or (ii) with respect to an Award previously granted under the Plan, except as otherwise specifically provided in the Plan, adversely affect the rights grant under any such Award without the consent of the holder thereof.

28. Section 409A of the Code. It is intended that Awards granted under the Plan either be exempt from, or comply with, the requirements of Section 409A of the Code and the guidance and regulations issued thereunder and, accordingly, to the maximum extent permitted, the Plan and agreements granting Awards shall be interpreted consistent with such intent. In the event that any Award is subject to but fails to comply with Section 409A of the Code, the Corporation may revise the terms of the grant to correct such noncompliance to the extent permitted under any guidance, procedure or other method promulgated by the Internal Revenue Service now or in the future or otherwise available that provides for such correction as a means to avoid or mitigate any taxes, interest or penalties that would otherwise be incurred by the Participant on account of such noncompliance; provided, however, that in no event whatsoever shall the Corporation be liable for any additional tax, interest or penalty imposed upon or other detriment suffered by a Participant under Code Section 409A or damages for failing to comply with Section 409A of the Code. Notwithstanding anything to the contrary contained herein or in any agreement pertaining to an Award, the payment or settlement of any 409A Award that would otherwise be payable or distributable upon the occurrence of a Change in Control, the Participant’s disability or termination of employment, shall not be payable or distributable to the Participant by reason of such circumstance unless (i) the circumstances giving rise to such event also constitutes a change in control within the meaning of Treas. Reg. §1.409A-3(i)(5), a disability within the meaning of Treas. Reg. §1.409A-3(i)(4), or a “separation from service” within the meaning of Treas. Reg. §1.409A-1(h), respectively, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. This provision does not prohibit the vesting of any Award. If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the next earliest payment or distribution date or event specified in the grant agreement that is permissible under Section 409A of the Code. Notwithstanding anything else to the contrary in the Plan, to the extent that a Participant is a “specified employee” (as determined in accordance with the requirements of Section 409A of the Code), no payment on account of a Participant’s separation from service (determined in accordance with Treas. Reg. §1.409A-1(h)) in settlement of a 409A Award may be made before the date which is six months after such Participant’s date of separation from service, or, if earlier, the date of the Participant’s death.

29. General.

(a) The granting of Awards and the issuance of shares of Common Stock hereunder shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies as may be required. No shares of Common stock shall be issued or transferred pursuant to this Plan unless and until all legal requirements applicable to such issuance or transfer have, in the opinion of counsel to the Corporation, been complied with. In connection with any such issuance or transfer, the person acquiring the shares shall, if requested by the Corporation, give assurances satisfactory to counsel to the Corporation in respect to such matters as the Corporation may deem desirable to assure compliance with all applicable legal requirements.

(b) Neither the adoption of the Plan nor the submission of the Plan to the Corporation’s shareholders for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of options otherwise than under the Plan.

(c) Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of Participant’s compensation for purposes of determining the Participant’s benefits under any other benefit plans or arrangements provided by the Corporation or any affiliate, except where the Committee expressly provides otherwise in writing.

(d) Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Participant with the Corporation or any affiliate, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Participant (including groups or classes of Participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Participant (a “Benefit Arrangement”), if the Participant is a “disqualified individual,” as defined in Section 280G(c) of the Code, any options, stock appreciation rights, restricted stock, restricted stock units, performance shares or units or other Awards hereunder held by that Participant and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Participant under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Participant under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Participant from the Corporation under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Participant without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Participant under any Other Agreement or any Benefit Arrangement would cause the Participant to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Participant as described in clause (ii) of the preceding sentence, then the Participant shall have the right, in the Participant’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Participant under this Plan be deemed to be a Parachute Payment, provided that any such payment or benefit that is excluded from the coverage of Section 409A of the Code shall be reduced or eliminated prior to the reduction or elimination of any benefit that is related to a 409A Award.

(e) The interests of any Participant under the Plan or any Award shall not be subject to the claims of creditors and may not, in any way, be assigned, alienated, or encumbered.

(f) The Plan, and all Awards made pursuant hereto, shall be governed, construed, and administered in accordance with and governed by the laws of the State of Michigan (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws of such jurisdiction or any other jurisdiction).

(g) It is the intent of the Corporation that Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Awards, for the exemption from liability provided in Rule 16b-3 promulgated under the Exchange Act. The Corporation shall have no liability to any Participant or other person for Section 16 consequences of Awards or events in connection with Awards if an Award or related event does not so qualify.

(h) References in the Plan to any law, rule or regulation shall include a reference to any corresponding rule (or number redesignation) of any amendments or restatements to such law, rule or regulation adopted after the effective date of the Plan’s adoption.

(i) Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(j) In the event that any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(k) Nothing contained in the Plan shall be construed to limit the authority of the Corporation to exercise its corporate rights and powers, including but not by way of limitation, the right of the Corporation to grant or issue options for proper corporate purposes other than under the Plan with respect to any employee or other person, firm, corporation, or association.

(l) This document is a complete statement of the Plan.

* * *

Subject to approval by the shareholders of the Corporation.

GENTHERM INCORPORATED

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. The election to the Board of Directors of the nominee(s) specified in the Proxy Statement:

01 - Lewis Booth 02 - Francois Castaing 03 - Daniel Coker

04 - Sophie Desormière 05 - Maurice Gunderson 06 - Oscar B. Marx

07 - Carlos Mazzorin 08 - Franz Scherer 09 - Byron Shaw

Mark here to vote

FOR all nominees

Mark here to WITHHOLD

vote from all nominees

For All EXCEPT - To withhold authority to vote for any

nominee(s), write the name(s) of such nominee(s) below.

For Against Abstain

2. To ratify the appointment of Grant Thornton LLP to act as the Company’s Registered Independent Accountants for the

year ended December 31, 2013.

3. To approve, on an advisory basis, the compensation of our named executive officers.

For Against Abstain

4. To approve the Gentherm Incorporated 2013 Equity

Incentive Plan.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Note: Please sign exactly as your name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If the shareholder is a corporation, sign in full corporate name of the authorized office.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

1 U P X 1 6 2 8 9 2 2

01N1NB

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:

The Notice of Meeting and proxy statement are available at www.gentherm.com and at www.edocumentview.com/THRM; however, the only means by which you are able to deliver your proxy is by dating and signing this proxy card and returning it prior to the Annual Meeting of Shareholders.

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — GENTHERM INCORPORATED

21680 HAGGERTY ROAD

SUITE 101

NORTHVILLE, MICHIGAN 48167

The undersigned, revoking all prior proxies, hereby appoints Daniel R. Coker and Kenneth J. Phillips as Proxies, each with the power to appoint his or her substitute, and hereby, authorizes them to represent and to vote, as designated below, all the shares of common stock of Gentherm Incorporated held of record by the undersigned on April 8, 2013 at the Annual Meeting of shareholders to be held on Thursday, May 16, 2013 or any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES, FOR THE ADOPTION OF THE PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP TO ACT AS THE COMPANY’S REGISTERED INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDED DECEMBER 31, 2013, FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPANY’S EXECUTIVE COMPENSATION AND FOR THE PROPOSAL TO APPROVE THE GENTHERM INCORPORATED 2013 EQUITY INCENTIVE PLAN. WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS THEREOF, THIS PROXY WILL BE VOTED IN THE DISCRETION OF DANIEL R. COKER AND KENNETH J PHILLIPS IN ACCORDANCE WITH THEIR BEST JUDGMENT.